As Filed with the Securities and Exchange Commission on May 19, 2000
                                                      Registration No. 333-36516

                                             This  amendment  also   constitutes
                                             Post-Effective  Amendment  No. 3 to
                                             Registration    Statement    Number
                                             333-47699 pursuant to Rule 429


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                AMENDMENT NO. 1
                                    FORM SB-2
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------

                                 FAN ENERGY INC.
                  --------------------------------------------
                 (Name of small business issuer in its charter)

                Nevada                                       1311
     -----------------------------                ---------------------------
      (State or jurisdiction of                  (Primary Standard Industrial
     incorporation or organization)               Classification Code Number)

                                   77-0140428
                               -----------------
                                (I.R.S. Employer
                               Identification No.

                                                       George H. Fancher Jr.
       1801 Broadway, Suite 720                      1801 Broadway, Suite 720
        Denver, Colorado 80202                        Denver, Colorado 80202
            (303) 296-6600                                (303) 296-6600
 ---------------------------------------            ----------------------------
(Address and telephone number of                   (Name, address and telephone
 principal executive offices and address            number of agent for service)
 of principal place of business)

                                 With Copies to:

                               Alan W. Peryam, LLC
                         1120 Lincoln Street, Suite 1000
                             Denver, Colorado 80203
                                 (303) 866-0900

     Approximate date of proposed sale to the public: As soon as practicable following the date on which the Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRA TION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                           Fan Energy Inc.
                                        Cross Reference Sheet

                                               PART I
                               INFORMATION REQUIRED IN THE PROSPECTUS

Item
Number        Form SB-2 Item Number                             Caption or Location in Prospectus
------        ---------------------                             ---------------------------------
1.            Front of Registration Statement and Outside       Front of Registration Statement and Outside
              Front Cover of Prospectus                         Front Cover Page of Prospectus
2.            Inside Front and Outside Back Cover Pages         Inside Front and Outside Back Cover Pages of
              of Prospectus                                     Prospectus
3.            Summary Information and Risk Factors              Prospectus Summary and Risk Factors
4.            Use of Proceeds                                   Use of Proceeds
5.            Determination of Offering Price                   Risk Factors
6.            Dilution                                          Comparative Data
7.            Selling Security Holders                          Principal and Selling Securityholders
8.            Plan of Distribution                              Plan of Distribution
9.            Legal Proceedings                                 Not Applicable
10.           Directors, Executive Officers, Promoters and      Management
              Control Persons
11.           Security Ownership of Certain Beneficial          Principal Stockholders
              Owners and Management
12.           Description of Securities                         Description of Securities
13.           Interests of Named Experts and Counsel            Experts, Legal Matters
14.           Disclosure of Commission Position on              Plan of Distribution
              Indemnification for Securities Act Liabilities
15.           Organization Within Last Five Years               Not Applicable
16.           Description of Business                           Business
17.           Management's Discussion and Analysis or           Management's Discussion and Analysis or Plan
              Plan of Operation                                 of Operations
18.           Description of Property                           Business
19.           Certain Relationships and Related                 Certain Transactions
              Transactions
20.           Market for Common Equity and Related              Dividend Policy and Related Stockholder Matters
              Stockholder Matters
21.           Executive Compensation                            Management
22.           Financial Statements                              Financial Statements
23.           Changes In and Disagreements With                 Experts
              Accountants on Accounting and Financial
              Disclosure

                                      (ii)

                            [Red Herring Disclosure]

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities nor does it seek to buy these securities in any jurisdictions where the offer or sale is not permitted.

                     SUBJECT TO COMPLETION DATED MAY __,2000

                             Initial Public Offering
                                   Prospectus
                             [logo] FAN ENERGY INC.

                           A Minimum of 400,000 units
                       up to a Maximum of 3,000,000 units

             Each unit includes of one share of our common stock and
                  one warrant to purchase one additional share

     This is an initial public offering of common stock and warrants of Fan Energy, Inc. Selling Stockholders may also sell up to 900,000 shares of our common stock using this prospectus. We will not receive any proceeds from shares of common stock sold by selling stockholders.

     We are making this offering on a "best efforts" basis, and no one has committed to purchase any of the units. No underwriter is assisting us to make this offering. We must sell at least 400,000 units within 120 days of the date of this prospectus if any are sold. The directors and officers of Fan may purchase up to 400,000 units to complete the minimum offering. We explain the terms and conditions of our offering under "Plan of Distribution" beginning on page 42.

     No public market currently exists for the units or our common stock or warrants. The units, common stock and warrants will not be listed in the NASDAQ Stock Market. We will seek to have our common stock included in the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. following completion of the offering.

                                                       Per     Total      Total
                                                       Unit   Minimum    Maximum
                                                       ----   -------    -------
Public Offering Price .............................. $ 0.10  $ 40,000  $ 300,000
Proceeds, before expenses, to Fan Energy ........... $ 0.10  $ 40,000  $ 300,000
Proceeds, before expenses, to Selling Stockholders.. $ 0.10  $ 90,000  $  90,000

--------------------------------------------------------------------------------

     These are speculative securities. You will experience significant dilution. You should purchase shares only if you can afford a loss of your investment. See "Risk Factors" beginning on page ___.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. It is a criminal offense to represent otherwise.

--------------------------------------------------------------------------------


                The date of this prospectus is _________ __, 2000

                              [INSIDE FRONT COVER]

     We have registered 900,000 shares which may be sold from time to time using this prospectus by nine persons who hold the shares. The identification of these persons is set forth under "Selling Stockholders." These shares are issuable upon exercise of outstanding stock purchase warrants. Shares could be sold by the holders after exercise of the warrants directly, through agents, dealers or underwriters, in the over-the-counter market, or otherwise, including privately negotiated transactions by the holders, on terms and conditions determined at the time of any such sale by the Selling Stockholder. No broker, dealer or other person has undertaken to purchase or sell any of the securities to be offered by the Selling Stockholders. Expenses of any such sales of common stock will be borne by the parties as they may agree. The means of selling these shares is described in "Plan of Distribution."

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units consisting of our common stock and warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the units.

                                TABLE OF CONTENTS

                                                                        Page No.

PROSPECTUS SUMMARY.........................................................  4
RISK FACTORS...............................................................  8
USE OF PROCEEDS...........................................................  18
COMPARATIVE DATA..........................................................  19
DIVIDEND POLICY AND RELATED STOCKHOLDER MATTERS...........................  20
MANAGEMENT'S PLAN OF OPERATION............................................  21
BUSINESS AND PROPERTIES...................................................  24
MANAGEMENT................................................................  34
PRINCIPAL AND SELLING SHAREHOLDERS........................................  38
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS......................  40
PLAN OF DISTRIBUTION......................................................  41
DESCRIPTION OF SECURITIES.................................................  45
LEGAL MATTERS.............................................................  47
EXPERTS...................................................................  47
ADDITIONAL INFORMATION....................................................  48
INDEX TO FINANCIAL STATEMENTS.............................................  49




     We intend to furnish our stockholders with annual reports containing audited financial statements.

     This prospectus contains certain "forward-looking statements" which involve substantial risks and uncertainties. When used in this prospectus the forward-looking statements are often identified by the use of such terms and phrases as "anticipates," "believes," "intends," "estimates," "plans," "expects," "seeks," "scheduled," "foreseeable future" and similar expressions. The "safe harbor" for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 specifically does not apply to statements made in connection with an initial public offering. Although we believe the understandings and assumptions on which the forward-looking statements in this prospectus are based are reasonable, our actual results, performances and achievements could differ materially from the results in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors."

                               Prospectus Summary

     The following is a summary of the information included in this prospectus. You should also read the detailed information, including Risk Factors and financial statements, which follow this summary. There is no assurance that we will ever generate a profit from oil and natural gas operations. Except as otherwise indicated, information in this prospectus assumes no exercise of outstanding stock options or warrants, including warrants included in the units

                                 Fan Energy Inc.

     Fan Energy Inc. is an independent energy company engaged in the exploration and acquisition of crude oil and natural gas reserves. Fan's predecessor was originally formed as an Idaho corporation in the early 1900s, and was not successful in exploring mining properties. In 1988 the predecessor was merged into a newly-formed Nevada corporation which never conducted operations and had no assets or liabilities through the end of 1996. In early 1997 the corporation was reactivated when the holder of a majority of the outstanding shares transferred control of the inactive corporation. The new shareholder elected new directors and officers and caused Fan to effect a 10-into-1 reverse stock split. Thereafter, Fan raised capital through the sale of its securities and acquired interests in two oil and gas properties for cash and common stock. The name of the corporation was changed to Fan Energy Inc. in December 1997.

     Our business presently is acquiring and developing oil and natural gas properties. We intend to develop oil and natural gas properties in areas of the United States where there are known producing horizons and significant available undeveloped acreage. We plan to utilize the knowledge and experience of our management to increase our oil and natural gas reserves and our revenue from production of those resources. Our present activities are focused in the Green River Basin in Wyoming and the Sacramento Basin in central California where our existing properties are located.

     We hold an undivided net interest equal to approximately 20% in a 5,760 acre prospect located in Sweetwater County, Wyoming. Two exploratory wells have been drilled on the prospect, with the first well completed as an apparent oil producer and the second as a marginally productive natural gas well. Both wells were shut-in for the winter months of 1999 and early 2000 because of the weather. The operator of the well, Fancher Oil LLC, expects additional wells to be drilling on this prospect in 2000 and thereafter. Because of our limited financial resources, it is likely that we will farm-out all or a portion of our interest in these properties for development by others, with the expectation that we would receive a reduced interest in future wells, and most of our share of drilling and development expenses would be paid by other participants. We also have the right to participate with a minority working interest in other prospects which the Operator intends to explore in the vicinity of this prospect and which could result in the drilling of other exploratory wells in 2000 or thereafter.

     We also hold an undivided 25% working interest in an exploratory prospect located in the Sacramento Basin near Sacramento, California which has been held for sale since late 1998. In 1998, we participated in drilling five exploratory wells on the property, one of which was completed as a producer. The successful well was placed on production early in 1999. Our principal revenue is derived from our share of production from this well. We are seeking to sell our interest in these properties and the producing well in the Sacramento Basin. We presently have only limited production, and cash flow, and limited oil and natural gas reserves.

                                Business Strategy

     Our intended strategy is to develop and increase oil and natural gas reserves, production and revenue and includes the following key elements. Fan is a small company with limited resources and we may be unable to fully achieve these goals.

o Utilize State-of-the-Art Technologies. Certain of our officers, directors and consultants have experience in utilizing 3-D Seismic data and related "state-of-the-art" technologies for analyzing oil and natural gas drilling and development opportunities. We intend to continue to analyze and review oil and natural gas prospects which we hold or acquire based on analysis of 3-D Seismic data and related technologies. Our efforts will be focused on improving drilling success rates and accelerating the development of oil and natural gas reserves.

o Develop Drillsite Inventory. Our interests in the California and Wyoming prospects include an inventory of up to approximately 18 potential exploratory and development oil and natural gas wells. This estimate is based on our review of the completed 3-D Seismic data and the three successful wells drilled on the prospects. We may also elect to participate in the drilling of other exploratory wells on nearby Wyoming prospects where we have the right to acquire a working interest. Our present cash resources will enable us only to pay for a very small share of drilling and completion costs for two to three exploratory wells on the these prospects.

o Acquire Interests in Producing Oil and Natural Gas Properties. We will continue to evaluate potential acquisitions of interests in producing and nonproducing oil and natural gas properties in the United States and Canada which may become available on terms which we believe will be attractive and which have the potential to add to our reserves and production through the application of lower risk exploitation and exploration techniques. These acquisitions would be subject to the availability of properties deemed suitable by the Board of Directors, availability of our financial resources, location and other factors.

o Other Business Opportunities. We will also consider other business opportunities which become available, including opportunities outside the oil and gas business.

     Our executive offices are located at 1801 Broadway, Suite 720, Denver, Colorado 80202, where we share offices with George H. Fancher Jr., the Company's Chairman. The telephone number is (303) 296-6600. We also share an office at 14555 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85254 with Arizona Corporate Management, Inc., a business owned by William E. Grafham, President. The phone number is (602) 483-8848.

                                  The Offering

Securities offered by Fan:                               A minimum of 400,000 units, and a maximum of 3,000,000
                                                         units.  Each unit includes one share of our common stock and one warrant.  Each warrant will entitle a holder to purchase one additional share of common stock at a price of $0.10 per share at any time for a period of three years from the date of this prospectus.

Common stock offered by Selling                          Up to 900,000 shares issuable upon exercise of outstanding
Stockholders:                                            warrants held by nine persons.  The Selling Stockholders have agreed not to sell or otherwise transfer securities held
                                                         by them for at least 120 days from the date of this
                                                         prospectus and until 30 days after we complete this
                                                         offering; thus, our offering will not be concurrent with
                                                         sales by Selling Stockholders. See "Risk Factors-Potential
                                                         Sales by Selling Stockholders" and "Plan of Distribution."
Common stock to be outstanding after
the offering

       After minimum offering                            9,851,492 shares of common stock.

       After maximum offering                            12,451,492 shares of common stock.

Use of proceeds                                          We will use the net proceeds from the sale of the units to fund anticipated development drilling and completion
                                                         activities only. We expect at least $25,000 in net
                                                         proceeds from completion of the minimum offering and up to as much as $285,000 if all the units are sold.

                                                         Our officers and directors may purchase up to 400,000
                                                         units, although they are not obligated to do so. We refer
                                                         you to the following sections of this prospectus: "Plan of
                                                         Distribution" and "Use of Proceeds" where more detailed
                                                         information is provided.

Risk factors                                             The audit report of the independent accountants contains a
                                                         "going concern" qualification.  You should not invest in units unless you can afford the loss of your entire investment.  Please review carefully the entire prospectus and consider, among other things, the "Risk Factors," which contain a detailed discussion of these risks.



                               5


Trading                                                  We plan to request one or more broker-dealers which are
                                                         members of the NASD to apply to have the shares of our
                                                         common stock listed on the OTC Bulletin Board Market
                                                         maintained by the NASD at the conclusion of the offering.  No present arrangements have been made for common stock to be listed on the OTC Bulletin Board and we do not plan to request that either units or warrants be listed.  Unless our common stock is listed on the OTC Bulletin Board, there will be no public market for our common stock following the offering.

                          Summary Financial Information

     The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the Financial Statements and the related Notes thereto included elsewhere in this prospectus.

                                                                                                                        Cumulative
                                                                                                                       Amounts From
                                                            Twelve Months Ended              Three Months Ended          January 1,
                                                                December 31,                       March 31,               1997 to
                                                           ----------------------            --------------------        March 31,
                                                           1998              1999            1999            2000           2000
                                                           ----              ----            ----            ----      ------------
                                                                                          (Unaudited)
Statement of Operations Data:
Revenue............................................ $      --          $   152,832     $     20,662     $    41,370   $    194,202
Costs and expenses.................................    1,456,553           588,379           64,017          62,623      2,306,787
Net(loss)..........................................   (1,456,553)         (435,547)         (43,355)        (21,253)    (2,112,585)
Net loss per share.................................        (0.17)            (0.04)           (.004)          (.002)         (0.28)
Weighted average number of shares outstanding .....    8,567,537        10,051,567       10,051,704       9,451,492      7,431,318


                                                                        December 31,                                      March 31,
                                                                            1999                                            2000
                                                                        -----------                                       ---------
                                                                                                                         (Unaudited)
Balance Sheet Data:
Working capital ...................................                  $       8,540                                    $     24,137
Total assets.......................................                        385,026                                         348,917
Total liabilities..................................                         48,897                                          34,041
Stockholders' equity...............................                        336,129                                         314,876


                                  RISK FACTORS

     The securities offered by this prospectus are very speculative and involve a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in the units.

     Fan has been operating its business only since 1998. Fan may not be successful in its business.

     Fan was substantially reorganized and entered a new line of business in late 1997. Through December 31, 1999 the only business conducted by Fan was to acquire undivided minority interests in three natural gas exploratory prospects and to participate in drilling seven exploratory wells. Four of the wells were unsuccessful. We plan to conduct limited operations, primarily by continuing to participate as a minority owner in the exploration of our two prospects, one of which is being held for sale. Our oil and natural gas exploration and development business is subject to all the risks inherent in the establishment by a new business enterprise, particularly including a shortage of cash, minimal cash flow and lack of substantial capitalization. We do not anticipate that we will receive any substantial cash flow from our initial exploratory activities until at least several additional successful wells have been drilled, completed and placed on production. We presently lack sufficient capital resources to drill a sufficient number of wells to establish significant cash flow. We anticipate that various complications and delays may be encountered in connection with our oil and gas drilling activities.

     Fan is a development stage company and has generated operating losses since inception. Our auditors' audit report includes an explanatory paragraph which questions whether we have sufficient capital to enable us to continue as a going concern. We require additional financing in order to continue our business operations. Failure to receive financing would place us in jeopardy.

     Fan has incurred the following operating losses:

     o    Approximately $199,000 for the year ended December 31, 1997;
     o    $1,457,000 for the year ended December 31, 1998;
     o    $436,000 for the year ended December 31, 1999; and
     o    an additional $21,300 for the quarter ended March 31, 2000.

At the end of the most recent fiscal year, we had working capital only about $8,000 which increased to only $24,000 by the end of the first quarter. The auditors' reports for Fan's financial statements for the periods ending December 31, 1997, 1998 and 1999 all contain an explanatory paragraph as to whether we have sufficient operating capital to enable us to continue as a going concern. We intend to use our available cash resources and proceeds of this offering and the proceeds, if any, from the exercise of outstanding stock purchase warrants to continue to participate in the drilling of our Wyoming oil and natural gas prospects. We intend to participate in drilling one to two additional wells during 2000, but we will require additional capital resources to do so. Our anticipated share of the expenses of drilling additional wells and completing any successful wells exceeds our present cash resources. Therefore, there can be no assurance that we will have sufficient funds available to complete any drilling. If we complete the sale of at least the minimum units being offered, and if outstanding stock purchase warrants which expire in 2000 are exercised, we would have sufficient funds available to complete the initial portion of our planned drilling in 2000. There can be no assurance that required additional financing will be obtained or that any other financing would be available to us from other sources.

     If we complete only the minimum offering described in this prospectus, we will need additional financing.

     We will be looking to the following sources for operating capital during the balance of 2000:

     o    The net proceeds from this offering;
     o Proceeds, if any, from the exercise of outstanding stock purchase warrants, which would total as much as $177,000 if all warrants are exercised; and
     o Cash flow of around $11,000 to $13,000 per month from the sale of oil and natural gas produced from the three existing wells in which we hold an interest.

To pay our ongoing operating expenses through the end of 2000 and to participate in the drilling of three wells on our Wyoming prospect will require capital of approximately $300,000. Thus, we will need to secure additional financing by the end of 2000 in order to grow our business. If we are unable to secure additional financing, we may have to:

     o    Forfeit our interest in wells proposed to be drilled;
     o Assign our interest in exploratory prospects to other participants on such terms as can be negotiated; or
     o Sell a portion of our interest in existing producing property and use the sale proceeds to fund our participation in new projects.

It is important to remember:

     o Acquiring commercial drilling and producing oil and natural gas properties requires substantial capital;
     o We may need to raise additional funds through public or private financings or borrowings;
     o We may not be able to raise sufficient additional funds to carry out our intended business;
     o If we cannot obtain sufficient additional capital resources, our operations and financial condition will suffer;
     o Any capital resources which are available may not be available on terms that are advantageous to us;
     o If we issue additional equity or other securities to raise funds, the ownership interest of stockholders at that time will be diluted; and
     o Any additional securities issued to raise capital may have better rights, preferences are privileges than your common stock.

     This offering will be made by officers and directors of Fan.

     We are making the offering described in this prospectus on a direct participation basis by our officers and directors. None of such persons has any recent experience in the sale of securities in such an offering. For this reason we cannot offer assurance that the offering will be successfully completed. It is unlikely that all units offered will be sold. In addition, because we do not have an underwriter to assist in this offering, it may be more difficult for us to complete the offering and to establish a liquid public trading market following the offering. Our officers and directors or their associates may purchase units in this offering in order to help us to complete the sale of at least the minimum offering. However, they are not obligated to purchase any units. For a description of our plans to complete the offering see "Plan of Distribution."

     Selling Stockholders may sell shares.

     We have also registered 900,000 shares of common stock underlying exercisable stock purchase warrants for resale by the holders. A potential conflict of interest exists between our offering, described in this prospectus, and the sale of shares by selling stockholders. The nine persons who hold these securities have each agreed not to sell or transfer (i.e., to "lock-up") their Fan common stock until the later of:

     o    120 days following the date of this prospectus; or
     o Until 30 days after Fan has completed or discontinued its offering, whichever is later.

No concurrent offering by the Selling Stockholders and Fan is expected. However, the fact that these shares will become available for sale may adversely affect the willingness of brokers or dealers to seek to have Fan's stock listed in the OTC Bulletin Board market for public trading or to make a market in Fan's common stock following the offering. Also, the availability of such shares for sale may adversely affect any public trading market which may develop following the offering. The Selling Stockholders may sell their shares after their lock-up agreements expire whether or not Fan completes the minimum offering.

     Fan is in the early stages of our planned development activities and our activities may not be successful.

     Our strategy includes:

     o The use of 3-D Seismic and other state-of-the-art technology to maximize the potential of our properties;
     o    The drilling of additional wells in our Wyoming prospect; and
     o Drilling additional wells in the area, assuming that our evaluation of our initial two wells favorable. Our success in this project will be materially dependent upon whether the initial few exploratory wells in the area are commercially productive wells and whether we can acquire interests in additional exploratory prospects on favorable terms.

We can offer no assurance as to whether we will drill enough productive wells to establish significant oil or natural gas reserves and generate positive cash flow in the future. If we drill a significant number of nonproductive wells, our business, financial condition and results of our operations would be adversely affected.

     As a result of the early stage of our business activities, we do not yet know whether our exploration activities will be successful.

     We will have limited management participation.

     Our officers and directors have been compensated primarily with common stock of Fan and are not employed on a full time basis. Each of our officers and directors are expected to devote only a small portion of their time to our business and affairs and all such persons presently have other business affairs to which they each devote most of their time. The success of Fan in developing reserves of oil and natural gas and cash flow from oil and gas production will be primarily dependent upon the active participation of George H. Fancher Jr., Fan's Chairman and William E. Grafham, the President of Fan. Both of Messrs. Fancher and Grafham have substantial experience in the oil and gas business, but both also have significant and demanding outside personal business interests, the effect of which will be to minimize the amount of time that either has to devote to Fan's business or affairs. Mr. Fancher, the Chairman and Chief

Operating Officer, plans to devote about 10% of his available business time to Fan's business. Mr. Grafham expects to devote only such as may be required for Fan's business. This limited time of availability of management may adversely affect our ability to identify and acquire interests in other oil and gas properties or to efficiently oversee the day-to-day development of our existing exploratory endeavors. We do not have key man life insurance on the lives of, nor any employment agreement with, any of our officers or directors.

     Our chairman has a potential conflict of interest with Fan.

     Fan's directors and officers are all involved in other business and have other interests in the oil and gas business which may present conflicts of interest with respect to Fan's business. Mr. Fancher is involved on a full time basis for his own account as an independent oil and gas producer and his business serves as operator for two of our producing wells. Mr. Fancher often permits others to participate (i.e., acquire a working interest) in his oil and gas projects. Mr. Fancher has represented to Fan that oil or natural gas prospects which he offers to third parties for participating, in which Mr. Fancher, in his sole discretion, believes to be appropriate for Fan, will be offered to Fan on terms no less available to Fan than are available to any third party. Also, oil and gas business opportunities generated by others and made available to Mr. Fancher for his participation, which he in his sole discretion, believes to be appropriate for Fan, will be made available to Fan on the same terms as are offered to Mr. Fancher. Mr. Fancher may or may not participate in such ventures for his own account. Fan will participate in an oil and gas prospect made available by Mr. Fancher only if a majority of Fan's directors, other than Mr. Fancher, approve the investment. Each of the other directors has existing personal interest in various aspects of the oil and gas business and each intends to continue such activities on his own behalf. However, each of the directors has represented that any business opportunity in the oil or natural gas business involving property located within 50 miles of any existing property in which Fan holds an interest will be first offered to Fan before the director or officer pursues the opportunity for his own benefit.

     Fan lacks a significant operating history.

     We have a limited operating history upon which investors may base their evaluation of our future prospect. The financial results from our recent historical periods may or may not be indicative of future results. We can make no assurance that we will experience growth of revenue, oil and natural gas reserves or production. Any future growth of our oil and natural gas reserves from production and operations would place significant demands on our financial, operational and administrative resources.

     We are subject to the risk of volatile oil and natural gas prices.

     Prices available for future production of oil and natural gas will determine many aspects of Fan's future financial viability, including:

     o    Revenue;
     o    Results of operations, profitability and growth; and
     o The carrying value of oil and natural gas reserves acquired or developed by Fan.

Historically, the markets for oil and natural gas have been volatile and such volatility may continue or recur in the future. Various factors beyond our control will effect the prices of oil and natural gas, including the worldwide and domestic supplies of oil and natural gas, the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls, political instability or armed conflict in oil or natural gas producing regions, the price and level of foreign imports, the level of consumer demand, the price, availability and acceptance of alternative fuels, the availability of pipeline capacity, weather conditions, domestic and foreign government regulations and taxes and the overall economic environment.

     Any significant decline in the price of oil or natural gas will adversely affect us and could require an impairment in the carrying value of any reserves which we may develop in the future.

     We do not control our oil and gas properties; therefore we are dependent upon the Operator to determine how to develop the prospects.

     We do not expect to be the Operator of any of our oil or natural gas prospects. All of our oil and natural gas properties presently consist of minority undivided interests in properties operated by other parties. For the most part Fan does not have the right to determine the means, timing or expenditures made in connection with operations, although Fan, or any other owner of an undivided interest, may propose certain exploration activities and become the Operator for that activity if the operator declines to act. Thus, we will be unable to control material aspects of commercialization of our principal assets and will be dependent upon the expertise, experience, ability, diligence and financial condition of those who operate the various properties. An Operator's failure to properly perform could adversely affect Fan.

     Fan will experience drilling and operating risks.

     Oil and natural gas drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. We can make no assurance that wells in which we have an interest will be productive or that we will recover all or any portion of our drilling or other exploratory costs. Drilling for oil or natural gas usually involves some unprofitable efforts, not only from dry wells but from wells that are productive but do not produce sufficient net revenue to return a profit after drilling, operating and other costs. The costs of drilling, completing and operating wells is often uncertain. Our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond our control, including the following:

     o    Economic conditions;
     o    Title problems;
     o    Compliance with governmental and tribal requirements;
     o    Water shortages;
     o    Weather conditions;
     o    Shortages and delays in equipment or services.

Our future drilling activities may not be successful and, if unsuccessful, such failure may have a material adverse affect on our future results of operations and ability to participate in other projects.

     Our operations are also subject to hazards and risks inherent in drilling for and producing and transporting oil and natural gas, including such hazards as:

     o    Fires;                   o    Natural disasters;
     o    Explosions;              o    Encountering formations with abnormal
     o    Blowouts;                       pressures;
     o    Pipeline ruptures;       o    Cratering;
                                   o    Spills

     Any of these types of hazards and risks can result in the loss of hydrocarbons, environmental pollution, personal injury claims and other damages to properties. As protection against such operating hazards, Fan intends to maintain insurance coverage against some, but not all of these potential risks. We also may elect to self insure in circumstances in which we believe that the cost of insurance, although available, is excessive relative to the risks presented. The occurrence of an event that is not covered, or not fully covered, by third party insurance could have a material adverse affect on Fan's business, financial condition and results of operations.

     Fan must comply with significant government regulation.

     Oil and natural gas operations are subject to extensive federal, state and local laws and regulations relating to the exploration for, and development, production and transportation of, oil and natural gas, as well as safety matters, which may changed from time to time in response to economic conditions. Matters subject to regulation by federal, state and local authorities include:

   o Permits for drilling operations;         o  Road and pipeline construction;
   o Reports concerning operations;           o  The spacing of wells;
   o Unitization and pooling of properties;   o  Taxation; and
   o Environmental protection                 o  Production rates.

There can be no assurance that delays will not be encountered in the preparation or approvals of such requirements or that the results of such regulations will not require us to alter our development plans. Any delays in obtaining approvals or material alterations to our development plans could have a material adverse effect on our operations. From time to time regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas below actual production capacity in order to conserve supplies of oil and natural gas. Fan believes we are and will continue to be in substantial compliance with all applicable laws and regulations. However, the requirements imposed by such laws and regulations are frequently changed and subject to interpretation. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse affect on our financial condition and future results of operations.

     Fan must comply with environmental regulations.

     Exploratory and other oil and natural gas wells must operated in compliance with complex and changing environmental laws and regulations adopted by federal, state and local government authorities. The implementation of new, or the modification of existing, laws and regulations could have a material adverse affect on properties in which Fan may have an interest. Discharge of oil, natural gas or other pollutants to the oil, soil or water may give rise to significant liabilities of Fan to government and third parties and may require Fan to incur substantial cost of remediation. Fan may be required to agree to indemnify sellers of properties purchased against certain liabilities for environmental claims associated with those properties. We can give no assurance that existing environmental laws or regulations, as currently interpreted, or as they may be reinterpreted in the future, or future laws or regulations will not materially adversely affect our results of operations and financial conditions.

     Development of oil and natural gas reserves.

     Our future success will depend upon our ability to find, develop or acquire oil and natural gas reserves that are economically recoverable. Once established, our proved reserves would decline as they are depleted by production unless we continue to successful explore and acquire additional proved oil and natural gas reserves. We must continue our exploratory drilling or otherwise acquire proved reserves to continue to increase its reserves and its production. Our strategic plan includes increasing our reserve base through exploratory drilling, development and exploitation of our existing properties and acquiring other producing properties if we have sufficient capital resources. We can give no assurance that our planned development and exploitation projects will result in significant additional reserves or that we will have success drilling productive wells with reserves greater than finding and development costs.

     Fan's existing stockholders will continue to have control.

     Upon completion of the minimum offering, our directors and executive officers will own approximately 43.8% of its outstanding common stock (approximately 35.1% if all units offered are sold). As a result, these stockholders, as a group, will probably be able to continue to control the outcome of stockholder votes, including votes concerning the following:

     o    The election of directors;
     o The adoption or amendment of provisions in Fan's Certificate of Incorporation or Bylaws; and
     o    The approval of mergers and other significant corporate transactions.

These factors may also have the effect of delaying or preventing a change in the management or voting control of Fan, including transactions that would otherwise could involve payment of a premium for prevailing market prices to holders of common stock.

     We will face substantial competition.

     We will be competing with may other companies, nearly all of which will have substantially larger financial resources, operations, staffs and facilities. We will continue to face intense competition from both major and independent oil and natural gas companies when it seeks to acquire desirable producing properties or new leases for future exploration and to market its oil and natural gas production. These competitors have financial and other resources substantially in excess of ours. The effects of this highly competitive environment will likely have a material adverse effect on Fan.

     Acquiring interests in other properties involves substantial risks.

     We intend to evaluate and to acquire interest in oil and natural gas properties in areas where various members of management have experience or knowledge, and which in management's judgement will provide attractive investment opportunities for the addition of production and oil and gas reserves. To acquire producing properties or undeveloped exploratory acreage will acquire an assessment of a number of factors including:

     o    Value of the gas properties and likelihood of future production;
     o    Recoverable reserves;
     o    Operating costs;
     o    Potential environmental and other liabilities;

     o    Drilling and production difficulties; and
     o    Other factors beyond Fan's control

     Such assessments will necessarily be inexact and uncertain. Fan intends to perform such reviews in a manner which it believes at the time to be generally consistent with industry practices. Such reviews, however, may not reveal all existing or potential problems, nor would it permit a buyer to become sufficiently familiar with such properties to assess fully the deficiencies or benefits. For instance, inspections may not be performed on every well, and structural or environmental problems may not be observable even when an inspection is undertaken. Fan would generally expect to assume preexisting liabilities, including environmental liabilities, and generally would acquire interests in new properties on an "as is" basis. With respect to its two acquisitions of properties to date, Fan has no material commitments to make capital expenditures to comply with existing environmental or similar requirements. We can make no assurance that any future acquisitions will be beneficial, and any unsuccessful acquisition would have a material adverse affect on Fan.

     Absence of dividends on common stock.

     We have never declared or paid cash dividends on our common stock and we do not anticipate that we will pay dividends in the future. Fan anticipates that future earnings, if any, will be retained for development of our business.

     There is a large number of units available for future sale.

     If the minimum offering is completed, we will have a total of 9,851,492 shares outstanding, or 12,451,492 shares if all units offered are sold. Also, warrants included in the units will be exercisable by the holders to purchase additional common stock, and the Selling Stockholders will hold warrants to purchase up to 900,000 additional shares. Of the outstanding shares, the common stock included in the units and 2,623,533 presently outstanding shares will be freely tradeable without restriction or registration under the Securities Act of 1933, as amended. The remaining 5,148,171 outstanding shares of common stock will be "restricted securities" as that term is defined by Rule 144 as promulgated under the Securities Act, and 900,000 additional restricted shares issuable on exercise of warrants will be registered for resale. We describe these matters in more detail elsewhere in this prospectus under the caption "Shares Available for Future Sale."

     Prior to the offering, there has been no public market for the common stock and no predictions can be made of the effect, if any, that the sale or availability for sale of shares of additional common stock will have on the market price of the common stock in any market which may develop. Nevertheless, sales of substantial amounts of such shares in any public market, or the perception that such sales could occur, could materially and adversely affect the market price of the common stock and could impair Fan's future ability to raise capital through an offering of its equity securities.

     Investors will face immediate and substantial dilution.

     Purchasers in the offering will experience an immediate and substantial dilution in net tangible book value pershare of approximately $0.0655 (66%) if only the minimum offering is completed, or $0.0518 (52%) if all units offered by Fan are sold.

     Offering price determination.

     The offering price for the units was arbitrarily determined. The offering price was established by Fan based on such factors as our capital requirements, financial condition and prospects, percentage ownership to be held by investors following the offering, management and the general condition of securities markets and the oil and gas market at the time of the offering. The offering price does not bear any relationship to our assets, book value, earnings history or other established criteria of value. The public offering price of the units should not be considered an indication of the actual value of Fan's securities.

     Fan's common stock has not been publicly traded and its market price following the offering is likely to be volatile.

     There has been no public market for our common stock prior to this offering. The initial public offering price of the common stock may not be indicative of future market prices. A public market for the common stock may not develop. If public trading does develop, it may be terminated with little notice. The market price of the common stock and price at which we may sell securities in the future could be subject to large fluctuations for a number of reasons, including the following:

     o    Changes and variations in our operating results;
     o    Litigation;
     o    Market conditions;
     o    The prices of oil and natural gas;
     o    Liquidity of Fan and its ability to raise additional funds;
     o    The number of market makers for Fan's common stock; and
     o    Other similar factors.

     If our operating results are below the expectations of public market analysts or investors in one or more future periods, it is likely that the price of our common stock would be materially adversely affected. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected market prices of equity securities of many energy companies, particularly emerging and new companies. General market fluctuations may also adversely affect the market price of the common stock.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with trades in any stock defined as a "penny stock." The Commission's regulations generally define a penny stock to be an equity security that has a price of less than $5.00 per unit, subject to certain exceptions, none of which are applicable to Fan. Without an exception, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     In addition, unless and until securities of Fan are listed for trading on NASDAQ or Fan has $2 million in net tangible assets, trading in Fan's securities will be subject to Rule 15c2-6 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and nonexchange listed securities. Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to the sale of such securities. Securities are exempt from this rule if the market price is at least $5.00 per unit.

     Because our common stock would be characterized as penny stock, the market liquidity for our securities could be adversely affected. In such an event, the regulations on penny stocks could limit the ability of broker-dealers to sell Fan's securities and the ability of purchasers in this offering or other stockholders to sell their securities in the secondary market.

     Our corporate charter includes certain anti-takeover provisions.

     Fan's Restated Articles of Incorporation authorize the Board of Directors to issue up to 5,000,000 shares of preferred stock without stockholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as the Board of Directors may determine. These provisions, together with the matters described in "Risk Factors--Control by Existing Stockholders," may discourage transactions involving actual or potential changes of control of Fan, including transactions that otherwise could involve payment of a premium over prevailing market prices to holders of common stock. We have no plans, arrangements, commitments or understandings relating to potential issuance of preferred stock. Fan also is subject to provisions of the Nevada General Corporation Law that may make some business combinations more difficult. See "Description of Capital Stock--Certain Provisions of the Fan's Charter and Bylaws," and "--Nevada Law Provisions."

     Fan's corporate charter makes certain limitations on director liability.

     Fan's Restated Articles of Incorporation provide, as permitted by Nevada law, that a director of Fan shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of Fan against directors. In addition, our Restated Articles of Incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Nevada law.

                                 USE OF PROCEEDS

     Our estimated net proceeds from sale of the units, after deduction of the estimated expenses of this offering, will be approximately $285,000 if all units offered are sold and $25,000 if only the minimum offering is completed. Fan anticipates that the proceeds will be applied and allocated over the next 12 months following this offering in approximately the amounts set forth below:

                                                                                          Minimum              Maximum
                                                                                        Units Sold           Units Sold
                                                                                        ----------           ----------
General and Administrative Expenses
 (Officer and employee compensation facilities,
  equipment, and professional expenses) ..........................................      $    --             $  10,000
 Oil and natural gas development, drilling and completion expenses(1) ............         45,000             275,000
                                                                                         --------            --------
         Total ...................................................................      $  45,000           $ 285,000
                                                                                         ========            ========

------------------

(1) We will use the proceeds of this offering only to conduct development drilling and for completion of wells which we believe to be commercially successful wells. We do not intend to use any proceeds of the offering for exploratory drilling.

     Pending their use for the foregoing purposes, Fan may invest the proceeds in whole or in part in short term government or higher rated investment grade securities.

     The foregoing represents our best estimate of our use of the net proceeds of this offering based on present planning and business conditions. We may change our use of the proceeds as unanticipated events or occurrences, such as increased expenses, successful or unsuccessful drill targets or acquisition opportunities, may cause us to redirect our priorities and reallocate the use of proceeds.

     Any funds we receive upon exercise of warrants will be added to working capital.

                                COMPARATIVE DATA

     As of March 31, 2000, Fan had a net tangible book value of approximately $315,000 or $0.0333 per share. If all units offered by Fan are sold, after deducting our expected offering expenses, our pro forma net tangible book value would be approximately $600,000 or $0.0482 per share of common stock, which represents an immediate increase of approximately $0.0149 per share to our present stockholders and an immediate dilution of approximately $0.0518 (52%) per share to the investors in this offering. If only the minimum offering is sold, after deducting commissions and other offering expenses, the pro forma net tangible book value as of March 31, 2000, would be approximately $315,000 or $0.0345 per share, which represents an immediate increase of approximately $0.0012 per share to present stockholders and an immediate dilution of approximately $0.0655 per share (66%) to the persons purchasing units pursuant to the offering being made hereby.

     The following data illustrates the per share dilution to the investors purchasing the units being offered hereby, assuming the purchase price for the units is allocated to the share of common stock included in the unit:

                                                                 Minimum           Maximum
                                                              Offering Sold     Offering Sold
                                                              -------------     -------------
Offering price ............................................     $ 0.10             $  0.10
 Net tangible book value:
    Before offering .......................................       0.0333              0.0333
    After offering ........................................       0.0345              0.0482
 Increase attributable to payment by investors ............       0.0012              0.0149
Dilution to investors(1)...................................       0.0655              0.0518

-----------------

(1) Dilution is determined by subtracting pro forma net tangible book value per share after the offering from the amount paid per share by investors in this offering. Dilution will be increased by the amount of our operating losses for the period from March 31, 2000 to the completion of the offering.

     The following tables compare the respective investments of current stockholders and of investors in this offering assuming the maximum and minimum units offered are sold:

                                                                  Percent of
                                                                    Total
                                                                 Outstanding        Average Price
                                                Number of         Shares of          Per Share of            Cash
Minimum Offering                                  Shares         common stock        common stock        Consideration
----------------                                ---------        ------------        ------------        -------------
New investors...............................      400,000             4%              $ 0.10             $    40,000
Existing stockholders.......................    9,451,492            96%                0.19               1,943,000(1)
                                              -----------           ---                                   ----------
                                                9,851,492           100%                                 $ 1,983,000
                                              ===========           ===                                   ==========
                                                                  Percent of
                                                                    Total
                                                                 Outstanding        Average Price
                                                Number of         Shares of          Per Share of            Cash
Maximum Offering                                  Shares         common stock        common stock        Consideration
----------------                                ---------        ------------        ------------        -------------
New investors...............................    3,000,000            24%              $ 0.10             $   300,000
Existing stockholders.......................    9,451,492            76%                0.19               1,943,000(1)
                                              -----------           ---                                   ----------
                                               12,451,492           100%                                 $ 2,243,000
                                              ===========           ===                                   ==========

--------------------

(1) Includes shares valued at $300,000, the net cost incurred by Mr. Fancher in connection with acquisition and exploration of our California properties in excess of our cash payment to Mr. Fancher for his interest in the properties. See "Certain Transactions." Does not include the value of services for which 250,000 shares were issued in 1997 and 215,000 shares were issued in 1998. Also, does not include consideration paid to Fan's predecessor prior to 1996 for 135,004 shares now held by approximately 500 stockholders.

     The dilution figures and other comparative data contained herein do not take into account the possible exercise of outstanding warrants or options, including the warrants included in the units being offered.

                 DIVIDEND POLICY AND RELATED STOCKHOLDER MATTERS

     Our common stock is not presently traded on any public market. It is anticipated that the common stock may be listed on the NASD's OTC Bulletin Board Market following the completion of the offering.

     Dividend Policy. We have never declared nor paid any dividends on our common stock. We do not anticipate that dividends will be paid on our common stock in the foreseeable future. We presently intend to follow a policy of retaining any earnings to expand our oil and natural gas business. Any future decision to pay dividends on our common stock will depend on our results of operations, financial condition and capital requirements. We can give no assurance that any holder of common stock will ever receive dividends in respect of the holder's shares of common stock.

     Stockholders. As of the date hereof, Fan had 522 holders of record of common stock

                         MANAGEMENT'S PLAN OF OPERATION

     In the following discussion we are providing an analysis of our financial condition and the Plan of Operation during the next quarter and the balance of our fiscal year. This discussion should be read in conjunction with our financial statements and the notes thereto. Certain matters discussed below are based on potential future circumstances and developments, which we anticipate or expect, but which cannot be assured. Such forward-looking statements include, but are not limited to, our plans to conduct drilling operations, trends in the results of our operations, anticipated rates of production, natural gas and oil prices, operating expenses and our anticipated capital requirements and capital resources. The actual results which we achieve in our operations could differ materially from the matters discussed in the forward-looking statements.

     We generated our first revenue during the first quarter of 1999 from a successful exploratory natural gas well in one of our prospects in the Sacramento Basin in central California. The well has generated approximately $142,000 at an average price of $2.08 per MCF during 1999, net to our interest. During the three months ended December 31, 1999, the production from this well was sold at an average price of $2.34. We generated $41,370 of revenue in the first quarter of 2000 compared to $ 20,662 in the first quarter of 1999. The revenues during the first quarter of 2000 and 1999 was from our interest in the Molluca Well in the Sacramento Basin of central California. Our revenue during the first quarter of 2000 was from our interest in 103,797 mcf produced at an average price of $2.15 per mcf. Our revenue during the first quarter of 1999 was from our interest in 67,612 mcf produced and sold at an average price of $1.65 per mcf.

     We anticipate production and gas prices on the well during 2000 to be somewhat comparable to the production and prices received for 1999. This producing well and our interest in the surrounding unexplored acreage is being held for sale. Pending any sale of those properties, we will continue to receive revenue from the producing well.

     In late 1998 we participated in drilling a successful oil well in the Horsethief Canyon prospect, in which we hold a 16% revenue interest (20% working interest). The well was not produced until the second quarter of 1999. During all of the balance of 1999, the well produced 613 barrels of oil, net to our interest, which was sold at an average price of $18 per barrel. We realized approximately $9,500 after taxes and fees from the well during the 1999. We anticipate that this well, which was shut-in over the winter of 1999-2000, will produce a comparable quantity of oil during 2000 and we expect that the selling price for oil produced will reflect the general worldwide increase in the price of this commodity.

     We decided to farm out as much of our interest as was required to carry our remaining interest to the casing point in the next wells drilled in our Hoursethief Canyon Prospect. We therefore sold a portion of the working interest in the spacing unit in the next well for an amount which was sufficient to fund the remaining 7.8125% working interest which we hold in the second well. After the well was drilled we paid our proportionate unit of completion costs. After testing, it appears that this well will be a marginally productive natural gas well which will not be produced until natural gas gathering facilities are extended into the area of this well. We also have agreed to be subject to the balance of the farm-out agreement relating to the portion of our interest which we sold to other participants in the prospect.

     Because we decided to discontinue further exploration of our prospects in the Sacramento Basin, we took a non-cash impairment charge totaling approximately $1.25 million at the end of 1998. As a result of this charge, the book value of our oil and gas properties at December 31, 1998 was reduced to the approximate amount of the present value of the oil and natural gas reserves on these properties at year end 1998. Based primarily on the fact the present value of the proved oil and natural gas reserves decreased more than we produced in 1999, we again recorded an impairment charge, totaling $300,000, at the end of 1999. We depleted our California natural gas well approximately $119,000 and our Wyoming properties $6,100 totaling $125,100 during 1999. These charges, although significant, did not affect the results of our operations for 1999.

     We had general and administrative expenses totaling $129,700 during 1999, compared to $198,900 in the prior year. The decrease was due primarily to our lower lever of operations in 1999. We had reimbursements and fees for services provided by our three officers totaling approximately $69,000 in 1999 consisting primarily of reimbursement for rent and administrative services and approximately $22,000 in services provided by our secretary. Mr. Fancher, our chairman, agreed to write-off $22,000 in reimbursements owed to his affiliate. The other amounts were satisfied by Fan issuing a total of 199,788 shares of our common stock, at a deemed value of $0.225 per share. We had general and administrative expenses of $15,501 in the first quarter, compared to $41,399 in the prior year. We decided not to pay management fees and reimbursement for office space to Fancher Oil Company and Arizona Corporate Management during 2000 until we are able to reasonably afford their services. Our expenses were significantly less during the first three months of 2000 as payments were made to consultants on an as- needed basis only.

     In 1999 we had cash expenditures of approximately $5,400 for geophysical and lease extension costs which were capitalized. Other capital costs associated with participating and acquiring, exploring and drilling of the Horsethief Canyon and nearby prospects were approximately $82,000 in 1999. Our unit of those expenses during 2000 are expected to be in the range of $40,000 to $80,000, depending on such factors as the success of initial drilling efforts, decisions by the operator to conduct other exploratory activities, weather and related factors.

     At December 31, 1999 we had approximately $57,000 in cash and receivables and at March 31, 2000, we had approximately $30,000 in cash compared to around $16,000 in cash at December 31, 1998. We anticipate that our revenue from the production of the one producing natural gas well on our California property will be approximately $11,000 to $13,000 monthly during 2000, depending upon the rates of production and applicable natural gas prices. We also anticipate that we would net around $1,000 each full month during which the Horsethief Canyon properties are operated, again depending upon rates of production and applicable oil and natural gas prices.

     During the second quarter of 1999 we obtained a $150,000 line of credit which was secured by the personal guarantee of our chairman. The principal balance owed at December 31, 1999 was $20,000 and was repaid in full by February 29, 2000. In March 1999 our president advanced us $20,500, which was used to repay amounts owed Fancher Oil LLC and to satisfy other obligations. This advance to Fan, which is unsecured and for which we are not charged interest, is still outstanding. We will require additional capital resources if we decide to participate in any additional drilling of exploratory wells or to acquire interests in other properties in 2000. We presently believe that the relatively small amount of monthly revenue which we receive from production will satisfy our ongoing operating expenses given our relatively low level of planned activities during 2000.

     In May 1998 we commenced a public offering in which we offered up to a maximum of 3,000,000 common units at $ 1.00 per unit. No shares were sold and expenses incurred in connection with the offering during 1998 were expensed at year-end. We attempted to recommence the offering during 1999 but we did not proceed after it became apparent there was little interest for small public companies engaged in the oil and gas business. Expenses we incurred in this connection in 1999 were written off at year end. We decided to again revise the offering and recommence it at a reduced offering price during 2000. During 1999 warrants to purchase up to 1,180,000 shares of common stock, due to expire, were extended through October 31, 2000, and the exercise price for those warrants was reduced to $0.15 per share. If all those warrants are exercised, of which there is no assurance, we would receive approximately $177,000 by the end of October 2000. Also, if the offering described in this prospectus is completed, there will be a minimum of 400,000 and a maximum of 3,000,000 warrants outstanding, exercisable at any time for three years following the date of this prospectus. The proceeds which we would receive, if most of the warrants are exercised, would enable us to pay our share of drilling expenses in development wells in our Horsethief Canyon prospect. We can make no assurances as to whether any of the warrants will be exercised or whether we will be able to successfully raise any other capital.

     Unless we raise additional capital in this offering or our outstanding warrants are exercised, or we raise capital from other sources, we do not believe that our limited cash flow will be sufficient to pay anticipated operating expenses and permit us to participate in drilling additional wells over the next 12 months. As a result we may be unable to participate in drilling any additional exploratory or development wells on the Horsethief Canyon prospect or other nearby prospects, unless we are able to successfully farm-out a portion of our interests to others. If we are able to raise additional capital we will use the proceeds to pay participate in additional development drilling. To fund the anticipated near term capital shortfall, we may accept loans from management or other affiliates. Assuming sufficient capital at $0.15 per share resources become available, we will continue to seek to acquire interest in other oil or natural gas properties. Also, we may consider other business opportunities which are offered to us outside the oil and gas business under circumstances which we believe afford us the opportunity to increase the value of our Company for our shareholders.

     We do not have any employees and instead we use consultants for matters pertaining to drilling, property evaluations and administration. We do not presently contemplate hiring employees during the next 12 months.

     Year 2000 Considerations. We considered the impact of Year 2000 issues on our computer system and applications and developed a remediation plan. Because we are a small company and use computer systems and applications owned by our consultants, we do not anticipate that we will incur any material costs in remediating potential Year 2000 problems. We did not incur any expenses for such purposes. Our consultants have confirmed to us that Year 2000 issues on their systems were detected and remediated.

                             BUSINESS AND PROPERTIES

General

     Our business is presently to acquire and develop oil and natural gas properties. Fan intends to develop oil and natural gas properties in regions with known producing horizons, significant available undeveloped acreage and considerable opportunities to increase reserves, production and ultimate recoveries through exploratory and development drilling and acquisition of producing properties. Our present activities are focused in the Green River Basin in Wyoming and the Sacramento Basin in central California where our exploration and development prospects are located.

     Fan holds an undivided net interest equal to approximately 20% [in a 5,760 acre] prospect located in Sweetwater County, Wyoming. Two exploratory wells have been drilled on the prospect, with the first well completed as an apparent oil producer and the second as a marginally productive natural gas well. Both wells were shut-in for the winter months of 1999 and early 2000 because of the weather. As of the date of this report, both wells were still shut-in. The Operator of the well, Fancher Oil LLC expects additional wells to be drilling on this prospect in 2000 and thereafter. Because of our limited financial resources, it is likely that we will farm-out all or a portion of our interest in these properties for development by others, with the expectation that we would receive a reduced interest in future wells, with most of our share of drilling and development expenses being paid for by other participants. We also have the right to participate with a minority working interest in other prospects which the Operator intends to explore in the vicinity of this prospect and which could result in the drilling of other exploratory wells in 2000 or thereafter. Again, we expect to determine whether or not to participate in any given well based on our financial condition and other factors at the time that the well is commenced. We may choose to forfeit any interest in these nearby prospects due to our limited financial resources.

     We also hold an undivided 25% working interest in two exploratory prospects located in the Sacramento Basin near Sacramento, California which has been held for sale since late 1999. The prospects now total approximately 25,520 gross acres. In 1998, we participated in drilling five exploratory wells on the property, one of which was completed as a producer. In 1998 the operator of the prospects, a nonaffiliated independent oil and gas company, and Fan together completed a three dimensional seismic ("3-D Seismic") survey and identified several potential drilling sites. The initial three exploratory wells on one of the prospects and the first exploratory well on the other prospect, in which we had a 6.25% working interest, were plugged and abandoned as dry holes in 1998. The fifth well, on the second prospect, was placed on production early in 1999. Our principal revenue is derived from its unit of production from this well. Fan is seeking to sell its interest in these two exploratory prospects and the producing well in the Sacramento Basin.

     We intend to use our present cash assets, any proceeds we receive from sale of the Sacramento Basin prospects and from this offering, and any proceeds from the exercise of outstanding stock purchase warrants to meet our capital requirements for exploration and development of our current properties and to acquire similar types of interests in other oil and natural gas properties in the United States and Canada.

     We presently have only limited reserves of oil and natural gas, limited production and relatively limited cash flow. When the two shut-in wells in Sweetwater County, Wyoming are again placed on production, we anticipate relatively little additional cash flow from those operations. We do not serve as the operator in our two present projects. Because we are not the operator, we are not generally in a position to make determinations with respect to where and when exploratory or other wells will be drilled, the timing of the drilling, the conduct of day-to-day activities and related management of the exploitation of the properties. However, in the Sacramento Basin prospects, Fan, or any other owner of an undivided working interest, is authorized to propose certain exploration activities and to become the operator for that activity if the Operator declines to act.

Business Strategy

     Our intended strategy is to develop and increase oil and natural gas reserves, production and revenue for Fan and includes the following key elements.

o Utilize State-of-the-Art Technologies. Certain of our officers, directors and consultants have experience in utilizing 3-D Seismic data and related "state-of-the-art" technologies for analyzing oil and natural gas drilling and development opportunities. We intend to continue to analyze and review oil and natural gas prospects which we hold or acquire based on analysis of 3-D Seismic data and related technologies, including "amplitude versus offset" or "AVO" seismic analysis. Our efforts will be focused on improving drilling success rates and accelerating the development of oil and natural gas reserves.

o Develop Drillsite Inventory. Our interests in the California and Wyoming prospects include an inventory of up to approximately 18 potential exploratory and development oil and natural gas wells. This estimate is based on our review of the completed 3-D Seismic data and the three successful wells drilled on the prospects. We may also elect to participate in the drilling of other exploratory wells on nearby Wyoming prospects where we have the right to acquire a working interest. Our present cash resources will enable us only to pay for a very small share of drilling and completion costs for two to three exploratory wells on the these prospects.

o Acquire Interests in Producing Oil and Natural Gas Properties. We will continue to evaluate potential acquisitions of interests in producing and nonproducing oil and natural gas properties in the United States and Canada which may become available on terms which we believe will be attractive and which have the potential to add to our reserves and production through the application of lower risk exploitation and exploration techniques. These acquisitions would be subject to the availability of properties deemed suitable by the Board of Directors, availability of our financial resources, location and other factors.

o Other Business Opportunities. We will also consider other business opportunities which become available, including opportunities outside the oil and gas business.

     Fan will also consider other business opportunities which become available, including opportunities outside the oil and gas business.

Principal Properties

     We hold interests in three wells and exploratory prospects in two geographical areas.

     Green River Basin. The Horsethief Canyon Prospect is a Frontier sandstone natural gas exploration prospect on the eastern flank of the Rock Springs Uplift of the Green River Basin in southwestern Wyoming. There are a number of gas fields that produce from the Frontier formation in the vicinity of this prospect. The Marianne Field, located 4 miles to the south, provided the analogy for the Horsethief Canyon Prospect. The average well in the Marianne Field had an initial production rate of 1640 MCFD with an ultimate recovery of 2.47 billion cubic feet of gas.

     The primary formations of interest in the Horsethief Canyon Prospect are the Second and Third Frontier sands at a depth of approximately 5500 feet. The Second Frontier in the prospect area has two zones which are present over a significant portion of the leasehold which are referred to as the "2D" and "2E" zones. These sands are present in four nonproducing wells drilled on the leasehold acreage in the 1970s and early 1980s. Based on log calculations of these wells and production tests on one of these wells, the Company believes this formation will yield commercial quantities of gas, using modern completion and production techniques. The Third Frontier formation is also considered to be potentially productive in the prospect area based on log and formation tests of these wells.

     In October 1998, we entered into an agreement with Fancher Oil LLC, in which we acquired a twenty percent (20%) working interest in approximately 3,525 acres including seismic options, farmins and trades, hereinafter referred to as the Horsethief Canyon Prospect. Subsequently, a 5,760 acre Federal Exploratory Unit was formed and a 3D Seismic exploration program was completed. We then participated in the drilling of a well centrally located in the prospect acreage. The well was completed as an apparent oil and natural gas producer in two zones of the Second Frontier formation. The drilling confirmed the results of the 3-D Seismic and analysis of older wells in the area. Production in this initial well commenced in the summer of 1999 and the well produced approximately 613 barrels of oil, net the Company's interest, until the well was shut-in for the winter in late 1999. A second well was drilled and completed in late summer 1999 and has not yet been commercially produced, although it is expected to be a marginal natural gas well. A reserve study prepared by an independent petroleum engineer projected that these wells will produce approximately 14.6 MMCF of natural gas and 3,000 barrels of oil over their lifetime, net to Fan's interests.

     Presently, there are two proposed development locations to the west of the discovery well which are expected to find similar sands in a structurally higher position as encountered in the initial wells, based on subsurface geology and the 3-D Seismic survey. This location was classified as "probable" in the reserve study and no reserves were included in the Company's estimates. Drilling of those additional development locations may be commenced in 2000 or thereafter. Fancher Oil LLC is the operator of this project. Our working interest in future wells will range from about 7% to 20%, depending on the location of the well, and what portion of our interest we transfer to others in advance of drilling. Fan also has the right, but not the obligation, to participate for up to 20% of the operator's working interest in any additional acreage or farmins that the operator may acquire in the area of mutual interest
(AMI) established for this prospect.

     Sacramento Basin. The Sacramento Basin is an asymmetrical trough roughly 160 miles long, 50 miles wide and up to 30,000 feet deep. Sacramento, California is located in the southern portion of the basin. The majority of the reserves in the basin are natural gas which occurs in sandstone reservoirs of Late Cretaceous, Paleocene and Eocene geologic ages. The productive sands are very porous and permeable, ranging in depth from 2000 to 8000 feet. It is generally assumed that the gas was generated from deeply buried Cretaceous shales during the early to mid Tertiary period when such shales reached depths of 12,000' or greater. Over time the gas migrated upward along geologic structures through faults and continuous sands where porosity and permeability allowed such migration. Most reservoirs appear to be water driven and are capable of producing at relatively high rates until the water production becomes excessive, resulting in termination of production of natural gas.

     The primary formations of interest in our prospects include the Winters formation, the deepest and least explored, which ranges in depth from 6,000 to 8,000 feet. The Starkey formation is immediately above the Winters formation at depths ranging from 4,000 to 6,000 feet. The Mokelumme formation at a depth of 3,000 to 4,000 feet and the Domengine formation from 2,000 to 3,000 feet are the other areas of interest.

     In August 1997, we entered into an agreement with George H. Fancher Jr. pursuant to which we agreed to acquire Mr. Fancher's undivided 25% working interest in two exploratory gas prospects in the Sacramento Basin of central California. We completed this transaction in early November 1997 at which time Mr. Fancher assigned his interest in two Participation Agreements with Slawson Exploration Company, Inc., an unaffiliated independent oil and gas producing company, operator of the project. See "Certain Relationships and Related Party Transactions." Mr. Fancher reserved a 0.625% net overriding royalty interest in the properties conveyed to Fan. The operator has a 11.5% working interest in both prospects and also holds a 3.5% overriding royalty interest in any properties acquired in the AMI (as described below). Four nonaffiliated independent oil and natural gas producing entities hold the balance of the working interest in the two prospects.

     Under the Participation Agreements, we are entitled to receive a 25% net working interest (approximately a 18.75% net revenue interest) in oil and natural gas leases and other property interests obtained by the operator in two prospects included in an area of mutual interest defined in each Participation Agreement ("AMI"). The two AMIs total approximately 70 square miles and the operator obtained oil and gas leases or lease options totaling approximately 30,000 net acres on the two prospects. Subsequently, leases and options covering all but approximately 14,900 acres were surrendered. The operator is authorized to continue to acquire additional lease acreage in the AMI. We paid 33.75% of leasehold acquisition costs, oil and gas lease rentals and renewals, and costs incurred in connection with acquisition of 3-D Seismic data within the two AMI's surrounding the two prospects, for our 25% working interest in the prospects. Each of the other four working interest owners (other than the operator) also is required to pay a portion of expenses larger than its working interest. Through December 31, 1999 the operator had incurred approximately [$3.7] million for land acquisition and 3-D Seismic data expenses, of which we had paid approximately [$1.25] million.

     The operator holds title to all leasehold agreements, including oil and gas leases, farmin agreements or other leasehold acquisitions, beneficially for us and other participants in the prospects until such time as production is established. Therefore we do not anticipate that we will be a record holder of most of the acreage in which we hold an undivided beneficial interest. The operator is also entitled to an additional fee of $2,500 from other participants. We are entitled, at our sole election, to decline to participate in any particular well proposed to be drilled by the operator. If we elect not to participate in a proposed well, we forfeit all of our interest in the leasehold and any agreements relating to the lands within in the revenue sharing unit for the proposed well. Once the land acquisition and 3-D Seismic acquisition is completed, the operator will operate the exploration, development and exploitation activities under the terms of a standard Operating Agreement. We will generally be obligated to pay its portion of the expenditures incurred by the operator in operating activities, including drilling expenses and similar expenditures and we will be entitled to receive approximately 18.75% (the net revenue interest) of any production from the prospects.

     The one successful well in which Fan holds an interest in this project commenced production in early 1999. In the reserve study, the independent petroleum engineer estimated that the existing well would produce approximately
182.3 MMCF and one proved future development well would ultimately produce approximately 129.0 MMCF, net to Fan's interest, through approximately 2005.

     Fan does not presently expect to participate in any additional exploratory drilling activities on these prospects and we are holding our interest for sale to others, although no potential purchaser has indicated a willingness to purchase these properties on terms which we consider reasonable.

Title to Properties

     Fan has the right to acquire from the Operator satisfactory title to all interest in the two prospects where it holds an interest in accordance with standards generally accepted in the oil and natural gas industry. Our properties are subject to customary royalty interests, liens incident to operating agreements, liens for current taxes and other burdens which we believe do not materially interfere with the use of or affect the value of our properties. The remaining acreage is held by lease rentals and similar provisions and requires production in paying quantities prior to expiration of various time periods to avoid lease termination.

Current Operations

     We plan to continue to monitor development activities in the vicinity of the Horsethief Canyon Prospect located in Sweetwater County, Wyoming. We participated in two exploratory wells, one of which is primarily an oil well producer and one which is expected to produce low volumes of natural gas. Both wells were shut-in over the winter of 1999-2000. Until a natural gas pipeline is extended into the area of these wells, it is likely that additional drilling activity will be curtailed. Fan will consider transferring a portion or all of its interest in this prospect to others in return for a carried interest in the wells.

     Fan intends to concentrate its activities to the drilling and acquisition of gas reserves primarily in the Green River Basin of southwestern Wyoming. We will actively seek opportunities that can provide long term, good quality reserves using technology to lower the risk and improve the recovery. There are no plans to participate in drilling any additional wells in the California prospects.

Acreage

     The following table sets forth, as of December 31, 1999, the gross and net acres of oil and natural gas leases which we beneficially hold or have the right to acquire.

Prospect Area                                     Developed             Undeveloped
-------------                                -----------------       -----------------
                                             Gross         Net       Gross         Net
                                             -----         ---       -----         ---
Green River Basin:
   Horsethief Prospect .................       --          --        3,525         705
Sacramento Basin:
   Bali Prospect .......................    2,721       1,437.25     2,580       2,116
                                            -----       --------    ------       -----
         Total .........................    2,721       1,437.25     6,105       2,821

Reserves

     As of December 31, 1999, we had interests in three productive wells (.41 net wells) in two areas. The wells are operated by others under arrangements standard in the industry. The following is information about the reserves attributable to our properties at December 31, 1999, as estimated by an independent petroleum engineer.

                                                                    Discounted
                                       Net Gas       Net Oil       Present Value
Prospect                               (MMCF)         (MBO)           ($M)(1)
--------                               -------       -------       -------------
Sacramento Basin ..................    311.3(2)         -              402.1
Green River Basin .................    14.6(3)          .3              6.1
                                      -----            ---              ---
         Total ....................     325.9           .3             408.2
----------------

(1) Present value of future net revenue, discounted at 10% before any related income taxes. Assumed product prices used were prices in effect in the areas at December 31, 1999 without escalation, net of heat content adjustments, gathering costs and compression charges, or $2.06 per mcf in the Sacramento Basin, $1.00 per mcf in the Green River Basin and $24.75 per barrel for oil in Wyoming. All prices were assumed to remain flat over the productive lives of the wells. Operating costs utilized were estimated costs for the wells at a flat rate ($1,525 per well per month in California and $5,200 per well per month in the Wyoming properties) without escalation.

(2) Includes one well which commenced production in January 1999 and one proved undeveloped (undrilled) well.

(3) Includes two proved nonproducing wells. Does not include one potential well assumed to be "probable" of future successful development.

Drilling Activity

     The following table summarizes the Company's oil and gas drilling activities for 1999.

                                                  Productive                       Nonproductive
                                            -------------------------       --------------------------
Exploratory Wells Drilled                   Gross Wells      Net Well       Gross Wells       Net Well
-------------------------                   -----------      --------       -----------       --------
   Sacramento Basin, California............     -                -               -               -
   Green River Basin, Wyoming..............    1.0             .0775             -               -

Acquisitions of Other Properties

     We do not presently intend to operate oil and gas properties, but instead Fan will focus upon acquiring and holding properties which management of the Company believes, utilizing 3-D Seismic and other state-of-the-art technologies, have a good potential to develop significant oil or natural gas production and reserves. We presently have not identified any such properties for acquisition and it is not likely that additional properties will be acquired until we have attained additional capitalization, either with the proceeds of this Offering, the exercise of outstanding warrants or from other sources.

     We may evaluate and pursue acquisitions of interests in producing, exploratory or development oil and gas properties that meet our selection criteria, including persons or entities with whom members of our management may have an affiliation or other relationship. The successful acquisition of such properties would require an assessment of potential reserves of oil or natural gas, future oil and natural gas prices, operating costs, potential environmental and other liabilities and other factors beyond our control. Such an assessment is necessarily inexact and its accuracy would be inherently uncertain. We intend that upon any such acquisition, management will perform a review of the subject properties generally consistent with industry practices. Such a review, however, would not reveal all existing or potential problems, nor would it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies or potential value. Inspections of the properties may not be performed and problems with existing properties may not be observable even in those cases where an inspection is undertaken. We may assume existing liabilities, including environmental liabilities, upon any such acquisition and would likely acquire interests in such properties on an "as is" basis.

     Our chairman, George H. Fancher Jr., who has substantial experience as an operator of exploration and development of oil and gas properties for his own account, owns the entity which is the operator of our Wyoming prospect and may be the operator of other properties in which we acquire an interest. In such event, charges to Fan for such services will not exceed usual and customary charges to unaffiliated persons and will be at a rate no higher than operating charges made to any other participant in a given project.

Marketing of Production

     The price we receive for any oil and natural gas we produce will depend upon numerous factors beyond our control, including:

     o    seasonality,
     o    condition of the national and international economies,
     o    availability of foreign imports,
     o    political conditions in other oil and natural gas producing countries,
     o    domestic governmental regulations, and
     o    legislation and policies.

     Decreases in the prices of oil or natural gas could have an adverse affect on the value of any reserves we establish and our cash flow from production. In March 2000, the price paid by natural gas purchasers in the Sacramento Basin of central California was approximately $2.10 per mcf and in the Green River Basin of southeastern Wyoming the price paid for oil produced in that area was approximately $25 per barrel and for natural gas approximately $2.00 per mcf. Such prices could be higher or lower at the time that our production is available for sale, depending upon the above factors and other unforseen circumstances.

Competition

     Fan operates in the highly competitive areas of oil and natural gas exploration, exploitation, acquisition and production with other companies, many of which have substantially larger financial resources, operations, staffs and facilities. Fan faces intense competition from both major and independent oil and natural gas companies when it seeks to acquire desirable producing properties or production. Fan expects that the inventory of unproved drilling locations in the two prospects in which Fan has an interest will be the primary source of new reserves, production and cash flow during the next year. There can be no assurance that either will yield substantial economic returns. Failure of the two prospects to yield significant quantities of economically attractive reserves in production could have a material adverse impact on Fan's future financial condition and could result in a writeoff of a significant portion of its investment in the oil and gas properties.

     Fan's competitors include major integrated oil and natural gas companies and numerous independent oil and natural gas companies, individuals and drilling and income programs. Most of our competitors are larger, well established companies with substantially larger operating staffs and greater capital resources than Fan's and which, in many instances, have been engaged in the energy business for a much longer time. Such competitors may be able to pay more for productive oil and natural gas properties and exploratory prospects and to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Fan's ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.

Regulation

     Regulation of Oil and Natural Gas Production. Fan's oil and natural gas exploration, production and related operations are subject to extensive rules and regulations promulgated by federal, state and local authorities and agencies. Failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the oil and natural gas industry increases our cost of doing business and affects our profitability. Although we believe Fan is in substantial compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws.

     The states of California and Wyoming and many other states require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and natural gas. Such states also have statues or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from wells, and the regulation of spacing, plugging and abandonment of such wells.

     Federal Regulation of Natural Gas. The Federal Energy Regulatory Commission ("FERC") regulates interstate natural gas transportation rates and service conditions, which affect the marketing of natural gas produced by Fan, as well as the revenues which may be received by Fan for sale of such production. Since the mid-1980's, FERC has issued a series of orders that have significantly altered the marketing and transportation of natural gas. These orders mandate a fundamental restructuring of interstate pipeline sales and transportation service, including the unbundling by interstate pipelines of the sale, transportation, storage and other components of the city-gate sales services such pipelines previously performed. One of FERC's purposes in issuing the orders was to increase competition within all phases of the natural gas industry. Certain aspects of these orders may be modified as a result of various appeals and related proceedings and it is difficult to predict the ultimate impact of the orders on Fan and others. Generally, the orders eliminate or substantially reduce the interstate pipelines' traditional role as wholesalers of natural gas in favor of providing only storage and transportation service, and has substantially increased competition and volatility in natural gas markets.

     The price which Fan may receive for the sale of oil and natural gas liquids would be affected by the cost of transporting products to markets. FERC has implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. Fan is not able to predict with certainty the effect, if any, of these regulations on any future operations. However, the regulations may increase transportation costs or reduce well head prices for oil and natural gas liquids.

     Environmental Matters. Fan's operations and properties are subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue. These laws and regulations may:

     o Require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities;
     o Limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and
     o Impose substantial liabilities for pollution resulting from operations.

     The permits required for various of Fan's operations are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce their regulations, and violations are subject to fines or injunctions, or both. In the opinion of management, Fan is in substantial compliance with current applicable environmental laws and regulations, and Fan has no material commitments for capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on Fan, as well as the oil and natural gas industry in general.

     Fan may agree to indemnify sellers of properties purchased by Fan against certain liabilities for environmental claims associated with such properties. No assurance can be given that existing environmental laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations will not materially adversely affect Fan's results of operations and financial condition or that material indemnity claims will not arise against Fan with respect to properties acquired by Fan.

     The Comprehensive Environmental, Response, Compensation, and Liability Act ("CERCLA") and comparable state statutes impose strict, joint and several liability on owners and operators of sites and on persons who disposed of or arranged for the disposal of "hazardous substances" found at such sites. It is not uncommon for the neighboring land owners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act ("RCRA") and comparable state statutes govern the disposal of "solid waste" and "hazardous waste" and authorize the imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of "hazardous substance," state laws affecting Fan's operations impose clean-up liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as "non-hazardous," such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

     Fan has acquired leasehold interests in numerous properties that for many years have produced oil and natural gas. Although the previous owners of these interests may have used operating and disposal practices that were standard in the industry at the time, hydrocarbons or other wastes may have been disposed of or released on or under the properties. In addition, some of Fan's properties may be operated in the future by third parties over whom Fan has no control. Notwithstanding Fan's lack of control over properties operated by others, the failure of the operator to comply with applicable environmental regulations may, in certain circumstances, adversely impact Fan.

     NEPA. The National Environmental Policy Act ("NEPA") is applicable to many of Fan's planned activities and operations. NEPA is a broad procedural statute intended to ensure that federal agencies consider the environmental impact of their actions by requiring such agencies to prepare environmental impact statements ("EIS") in connection with all federal activities that significantly affect the environment. NEPA is a procedural statute only applicable to the federal government, and none of Fan's Sacramento Basin acreage is located on federal land. The Bureau of Land Management's issuance of drilling permits and the Secretary of the Interior's approval of plans of operation and lease agreements all constitute federal action within the scope of NEPA. Consequently, unless the responsible agency determines that Fan's drilling activities will not materially impact the environment, the responsible agency will be required to prepare an EIS in conjunction with the issuance of any permit or approval.

     ESA. The Endangered Species Act ("ESA") seeks to ensure that activities do not jeopardize endangered or threatened animal, fish and plant species, nor destroy or modify the critical habitat of such species. Under ESA, exploration and production operations, as well as actions by federal agencies, may not significantly impair or jeopardize the species or its habitat. ESA provide for criminal penalties for willful violations of the Act. Other statutes that provide protection to animal and plant species and that may apply to Fan's operations include, but are not necessarily limited to, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, the Migratory Bird Treaty Act and the National Historic Preservation Act. Although Fan believes that its operations are in substantial compliance with such statutes, any change in these statutes or any reclassification of a species as endangered could subject Fan to significant expense to modify its operations or could force Fan to discontinue certain operations altogether.

Office Facilities

     Fan currently uses approximately 750 square feet of office space in Scottsdale Arizona which it shares with Arizona Corporate Management, Inc., a company owned by William E. Grafham, President, and shares offices with its Chairman, George H. Fancher Jr. in Denver, Colorado. Mr. Grafham and Mr. Fancher both have agreed to provide office space and related services to Fan without charge commencing in 2000. See "Certain Transactions."

Employees

     As of the date of this Prospectus, Fan had no employees. Fan's three directors and four part time consultants provide management and other services.

                                   MANAGEMENT

     The following table sets forth the names and ages of the current directors and executive officers of Fan and the principal offices and positions held by each person. Each director and officer has served since 1997. Each director serves until the next annual meeting of stockholders.

Names of Executive
Officers and Directors               Age  Position
----------------------               ---  --------

George H. Fancher Jr. .............  60   Chairman of the Board, Chief
                                          Operating Officer and Director
William E. Grafham.................  62   President, Chief Executive Officer and
                                          Director
Jeffrey J. Scott...................  37   Vice President and Director
Albert A. Golusin..................  45   Secretary

     George H. Fancher Jr. Mr. Fancher has been a self employed independent oil producer, operator and consultant in the Rocky Mountain Area since 1969, and has conducted business as Fancher Oil Company since 1980. He was employed by Chevron as a Petroleum Engineer, in Casper, Wyoming, and Denver, Colorado from 1962 until 1966. In 1966, he joined Ball Brothers Research Corporation in Boulder, Colorado, followed by two years with an independent oil company before forming Smith-Fancher, independent producers in the Rocky Mountain and Mid-Continent regions. In 1980, he formed Fancher Oil Company and has operated as a sole proprietor since that time.

     George Fancher has been a director of the Independent Petroleum Association of America (IPAA), the Independent Petroleum Association of Mountain States (IPAMS) and the Rocky Mountain Oil and Gas Association (RMOGA). He is a registered Petroleum Engineer and a member of the Society of Petroleum Engineers. He has served on the Crude Oil Policy Committee, Improved Oil Recovery Task Force Committee, and Public Lands Committee of the IPAA. He is also a member of the Liaison Committee of Cooperating Oil and Gas Associations, and currently is the past Chairman of the Rocky Mountain Producers Advisory Group and until 1998 was on the Board of Directors of the Petroleum Technology Transfer Council (PTTC).

     William E. Grafham. Mr. Grafham has an investment banking background having worked for two major national Canadian Brokerage houses from 1963 until 1977. In 1977 he established operating companies representing West German partnerships investing in natural resources. Offices were set up in Calgary, Alberta; Denver, Colorado; and Vancouver, BC. The Calgary and Vancouver operating companies were eventually merged into larger entities; while the main assets of the Denver operation were sold in 1988.

     Since 1988 Mr. Grafham, a private investor, has participated in the formation of a number of businesses investing in technology, oil and gas, precious metals and mining, and real estate. Most of these investments have resulted in the companies going public, with involvements in a number of countries. Mr. Grafham has been active as a director in various companies during the last five years. He is currently a director or officer of the following publicly-traded companies which trade on Canadian exchanges:

        Company                         Public Exchange         Type of Business

Jerez Energy International, Inc.    Alberta Stock Exchange          Oil and gas
Walking Bear Resources Inc.         Alberta Stock Exchange          Oil and gas
Tellis Gold Mining Company Inc.     Vancouver Stock Exchange        Technology

     Jeffrey J. Scott. Mr. Scott is currently President and Chief Operating Officer and a director of Calgary-based Jerez Energy International Inc. Jerez is a public Canadian international oil and gas exploration and development company focused in West Africa. He has held this position since May 1995. Mr. Scott is also Vice President of Operations of Postell Energy Co. Ltd., a privately held Canadian oil and gas company. He has held this position since 1986. Mr. Scott is a graduate of the University of Calgary and has been active in the oil and gas industry since 1979 and has experience in the areas of production, operations and management. He is also a director of Petro Well Energy Services, Inc., a public company which owns oil service rigs.

     Albert A. Golusin. Mr. Golusin has been a Certified Public Accountant since 1981. From 1985 to 1992, Mr. Golusin was the Controller of a public company called N-W Group, Inc. which later became Glenayre Electronics. He was responsible for assisting in the public reporting to regulatory agencies in the United States and Canada for the company. From 1993 to the present, Mr. Golusin has consulted to companies in the process of becoming publicly traded. Until early 2000, he shared an office with Arizona Corporate Management, Inc. in Scottsdale, Arizona.

Consultant

     Adrian H. Goodisman. Mr. Goodisman has 13 years of exploration and production experience primarily in the U.S. and Western Canada, as well as international experience in the UK, Egypt, Australia and Japan. He is a petroleum engineer and has gained technical excellence in field exploitation, acquisition/divestment's, reserve determinations and economic evaluations. He has a Bachelor of Science (honors) degree in mathematics from the University of Salford, UK and a Master of Science degree in petroleum engineering from the University of Texas at Austin. Mr. Goodisman is also actively involved with the Society of Petroleum Engineers (SPE) and is presently on the SPE National Membership Committee, and a director of the Gulf Coast (Houston) Section. For the 1995/96 year, he served as Chairman of the Board of Directors for the SPE Canadian Section.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation paid by Fan for services rendered in all capacities for the two fiscal years ended December 31, 1998 and 1999 of the chief executive officer at December 31, 1999 and all officers and directors, as a group.


                           Summary Compensation Table

                                                                                   Long Term
                                                   Annual Compensation           Compensation
                                           --------------------------------      ------------
                                                                                  Securities
Name and Principal                                             Other Annual       Underlying     All Other
Positions at 12/31/98                      Salary     Bonus    Compensation        Options     Compensation
---------------------                      ------     -----    ------------       ----------   ------------
William E. Grafham, President
         1998 ..........................   - 0 -      - 0 -     $10,000(1)           --           None
         1999 ..........................   - 0 -      - 0 -     $22,452(2)                        None

All officers and directors,
as a group (five persons)
         1998 ..........................$ 30,000(3)   - 0 -     $43,000(4)         100,000        None
         1999 ..........................$  7,500(3)   - 0 -     $44,953(5)           -0-          None

------------------

(1) Includes 50,000 shares of common stock, valued at $10,000, issued for services as an officer and director.
(2) Includes 99,788 shares of common stock issued at a deemed value of $0.225 per share in satisfaction of $22,452 owed to en entity owned by Mr. Grafham for rent and reimbursement expenses.
(3)  Paid to Albert A. Golusin, Secretary, for services as a consultant.
(4) Includes 215,000 shares of common stock, valued at $43,000, issued to five persons for services as officers, directors and representatives of Fan. Subsequently, one person surrendered 50,000 of the shares for cancellation.
(5) Includes 199,788 shares issued at a deemed value of $0.225 per shares to two officers, one of whom is a director, in satisfaction of $44,952 in compensation or reimbursements owed to them.

     Fan has an agreement to pay Albert A. Golusin as a consultant, for part time accounting, financial reporting and corporate secretarial services. $7,500 in cash and $22,500 in stock (100,000 shares) was paid to Mr. Golusin in 1999. Mr. Golusin received 15,000 shares of common stock on July 1, 1998 for services he provided to Fan through June 30, 1998.

Value of Options at December 31, 1999

                          Aggregate Fiscal Year End Option Values

                                          Number of Securities              Value of Unexercised
                                        Underlying Unexercised              In-the-Money Options
                                      Options at Fiscal Year End             at Fiscal Year End
                                        Exercisable/Unexercisable       Exercisable/Unexercisable(1)
                                      ---------------------------       ---------------------------
William E. Grafham...............               200,000/ --                     $ -- / --
All officers and directors
 as a group......................               900,000/ --                     $ -- / --

----------------------

(1) Because there is no trading market, the estimated value is based on $0.20 per share, the last price paid for common stock of Fan, less the exercise price of the options.

Option Grants in the Last Two Fiscal Years

     Fan granted options during 1998 and 1999 to the following officers and directors:

                                                          Percent of Total
                                    Number of shares      Options Granted        Exercise Price         Expiration
Name                               Underlying Options       During Year              ($/sh)                 Date
----                               ------------------     ----------------       --------------         ----------
1998:
George A. Cloudy ...............       100,000(1)               100%                 $0.50                04/30/08
1999:                                     None                  None                  None                  None

----------------------

(1) These options became exercisable in full April 9, 1999. All outstanding options are presently exercisable. Mr. Cloudy resigned as a director in April 2000.

(2) The options are nonstatutory ("nonqualified") options. All other outstanding options are intended to be incentive stock options under
     Section 422A of the Internal Revenue Code of 1986.

Stock Option Plan

     Fan has adopted its 1997 Statutory and Non-Statutory Incentive Stock Option Plan ("Plan") which authorizes Fan to grant incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, and to grant nonstatutory stock options. The Plan relates to a total of 1,000,000 shares of common stock. Options relating to 910,000 shares have been issued and are outstanding and all are presently exercisable. The options are exercisable at $0.20 per share for 30,000 shares, $0.22 per share for 100,000 shares, $0.35 per share for 680,000 shares and $0.50 per share for options to purchase 100,000 shares. The outstanding options must be exercised within 10 years from the date of grant and no later than three months after termination of employment or service as a director, except that any optionee who is unable to continue employment or service as a director due to total and permanent disability may exercise such options within one year of termination and the options of an optionee who is employed or disabled and who dies must be exercised within one year after the date of death.

     The Plan requires that the exercise prices of options granted must be at least equal to the fair market value of a share of common stock on the date of grant, provided that for incentive options if an employee owns more than 10% of Fan's outstanding common stock then the exercise price of an incentive option must be at least 110% of the fair market value of a share of Fan's common stock on the date of grant, and the maximum term of such option may be no longer than five years. The aggregate fair market value of common stock, determined at the time the option is granted, for which incentive stock options become exercisable by an employee during any calendar year is limited to $100,000.

     The Plan is to be administered by Fan's Board of Directors or a committee thereof which determines the terms of options granted, including the exercise price, the number of shares of common stock subject to the option, and the terms and conditions of exercise. No option granted under the Plan is transferrable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

Compensation of Directors

     Fan does not pay cash compensation to directors. Three of the directors of Fan were issued 50,000 shares of restricted common stock of Fan on July 1, 1998 as compensation for services furnished to Fan as an officer or director through June 30, 1999. Fan has granted each of the directors options to purchase shares of common stock at exercise prices of $0.35 per share for four director for 700,000 shares and at $0.50 per share to one director for 100,000 shares. The options were granted under the Plan and must be exercised within 10 years from the date of grant.

                       PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth, as of April 30, 2000, and as adjusted to reflect the sale of the shares of common stock offered pursuant to this prospectus, certain information with respect to the beneficial ownership of our common stock by:

     o    each director and officer of Fan,
     o    all of the directors and executive officers as a group,
     o each person known to us to be the beneficial owner of 5% or more of the outstanding shares of common stock, with such person's address, and
     o each selling stockholder whose shares have been registered for resale in the registration statement of which this prospectus is a part (the "Selling Stockholders").

Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of the shares and has sole voting and investment power with respect to the shares indicated.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 30, 2000 are deemed outstanding. Percentage of beneficial ownership is based upon shares of common stock outstanding prior to this offering and shares of common stock expected to be outstanding after this offering. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

                                                                                                              Shares beneficially
                                                                                                              owned after offering
                                                                                                              --------------------
                                                                                                                    Percent
                                                                 Shares beneficially                          -------------------
                                                              owned prior to offering(1)                       Minimum    Maximum
Name of Beneficial Owner                                      -------------------------   Number of Shares    Offering   Offering
or Name of Officer or Director                                Number           Percent      Being Offered      Sold        Sold
------------------------------                                ------           -------    ----------------    --------   --------
William E. Grafham, Director ............................  1,043,356(2)          11.0%          --           10.6%        8.4%
Grandview Condominiums #412
Seven Mile Beach
Grand Cayman, BWI

George H. Fancher Jr., Director .........................  2,300,000(3)          24.3%          --           23.3%       18.5
1801 Broadway, Suite 720
Denver, Colorado 80202



                                       37


                                                                                                              Shares beneficially
                                                                                                              owned after offering
                                                                                                              --------------------
                                                                                                                    Percent
                                                                 Shares beneficially                          -------------------
                                                              owned prior to offering(1)                       Minimum    Maximum
Name of Beneficial Owner                                      -------------------------   Number of Shares    Offering   Offering
or Name of Officer or Director                                Number           Percent      Being Offered      Sold        Sold
------------------------------                                ------           -------    ----------------    --------   --------
Jeffrey J. Scott, Director ..............................    250,000(4)           2.6%          --            2.5%        2.0%

Albert A. Golusin, Secretary ............................    315,000(5)           3.3%          --            3.2%        2.5%

All officers and directors as a group (4 persons) .......  3,908,356(8)          41.4%          --           39.7%       31.4%

David Grafham ...........................................    650,000              1.9%          --            6.6%        5.2%
1307 West 8th Avenue
Vancouver, B.C ..........................................
Canada V5H 3W4

Euro Securities Ltd.(6) .................................    650,000              6.9%          --            6.6%        5.2%
c/o  Euro Bank Corporation
5th Floor, Anderson Square
Grand Cayman, BWI

Linda Kemble ............................................    650,000              6.9%          --            6.6%        5.2%
#59 Temple Hill Dr. N.E .................................
Calgary, Alberta
Canada T1Y 404

Don Stewart(6) ..........................................    738,000(7)           7.8%          --            7.5%        5.9%
P. O. Box 245
Grand Cayman, BWI

Susan Scott .............................................    415,000(10)          4.3%       100,000          4.2%        3.3%

Alex Whiteside ..........................................    405,000(9)           4.2%       135,000          4.1%        3.2%

Aldridge Holdings, Ltd. .................................    300,000(10)          3.1%       100,000          3.0%        2.4%

Bank Lips, Ltd. .........................................    372,000(11)          3.9%       100,000          3.7%        2.9%

Colony Investments Limited ..............................    320,000(12)          3.4%       100,000          3.2%        2.5%

EMB Management Consultants, Ltd. ........................    300,000(10)          3.1%       100,000          3.0%        2.4%

Hartford Securities .....................................    300,000(10)          3.1%       100,000          3.0%        2.4%

Charles Maddin ..........................................    300,000(10)          3.1%       100,000          3.0%        2.4%

Wadeco, Inc. ............................................    345,000(13)          3.5%        65,000          3.4%        2.8%

----------------------

(1) All securities are owned directly and beneficially unless otherwise noted. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for determing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(2) Includes 300,000 shares of common stock underlying presently exercisable options and warrants.
(3) Includes 250,000 shares underlying presently exercisable stock purchase warrants and options.
(4)  Includes presently exercisable options to purchase up to 150,000 shares.
(5) Includes 100,000 shares of common stock underlying presently exercisable options and stock purchase warrants.
(6) Euro Securities Ltd. is controlled by Euro Bank, a bank in Georgetown, Grand Cayman Island, British West Indies, of which Don Stewart is a director. Mr. Stewart has no other relationship with, or control over, Euro Securities Ltd.
(7) Includes 88,000 shares of common stock underlying presently exercisable stock purchase warrants.
(8) Includes 100,000 shares underlying presently exercisable stock purchase warrants and 700,000 shares of common stock underlying presently exercisable options.
(9) Includes 135,000 shares of common stock underlying presently exercisable stock purchase warrants.
(10) Includes 100,000 shares of common stock underlying presently exercisable stock purchase warrants.
(11) Includes 172,000 shares of common stock underlying presently exercisable stock purchase warrants.
(12) Includes 120,000 shares of common stock underlying presently exercisable stock purchase warrants.
(13) Includes 65,000 shares of common stock underlying presently exercisable stock purchase warrants.
(14) Includes 100,000 shares underlying presently exercisable stock purchase warrants and 900,000 shares of common stock underlying presently exercisable options

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     On October 31, 1997 Fan sold 2,000,000 shares for $1,000,000 and paid finder's fees and related offering costs of $47,894 and issued warrants to purchase an additional 1,180,000 shares on or before October 31, 1997 to 11 non-United States persons or entities pursuant to Regulation S adopted under the Securities Act. William E. Grafham, Fan's President, a citizen of Canada and a resident of Grand Cayman, BWI, purchased 200,000 shares and 100,000 warrants for $100,000. The shares are restricted from transfer except in accordance with applicable United States' laws and the purchasers each agreed to resell the securities to a "U.S. Person" as defined in Regulation S, only in accordance with applicable laws. All of the common stock and the shares underlying the warrants, other than the shares and warrants held by Mr. Grafham, have been registered for resale by the holders. Fan reduced the exercise price for the warrants to $0.30 per share ($354,000 upon exercise of all warrants) and extended the expiration to July 31, 1999.

     On November 11, 1997 Fan completed the acquisition of a 25% working interest in two natural gas exploration and development prospects in California from George H. Fancher Jr., subject to a net .625% overriding royalty interest retained by Mr. Fancher. The prospects together totaled over 30,000 acres and are located in the southern part of the Sacramento Basin. See "Business--Principal Properties." Fan paid $907,951 in cash and issued 2,250,000 shares at a deemed value of $300,000 for the property. Mr. Fancher acquired the interests in the properties early in 1997 and had incurred approximately $1,208,000 for acquisition of his interest in the properties and payment of his portion of exploration and leasehold costs and expenses before transfer to Fan. Fan also paid $6,247 to Mr. Fancher representing interest on a portion of Mr. Fancher's cost between the time that the agreement to acquire the properties was made and the date of completion of the transaction As additional consideration, Fan agreed to issue 500,000 additional restricted shares to Mr. Fancher if the gross revenue received by Fan from the prospects is at least equal to all direct costs of Fan associated with acquiring the interest in the prospects and exploration, drilling and other related expenses by December 31, 1999. At December 31, 1997 Fan had incurred direct costs of approximately $1,275,000, including the payments to Mr. Fancher. Prior to the acquisition, Mr. Grafham and consultants retained by Fan reviewed the available geologic data on the properties and negotiated the purchase price based on the perceived value of the properties as assembled by the Operator, the acquisition and exploration expenditures on the properties and the lack of a public market for Fan's shares.

Mr. Fancher agreed to become a director of Fan following completion of the transaction. At the end of 1999 Mr. Fancher surrendered 750,000 shares of common stock to Fan for cancellation. Surrender was required under terms of the acquisition because Fan did not participate in drilling at least 10 successful natural gas wells on the two prospects.

     Fan paid $8,000 in 1997, $24,000 in 1998 and $22,452 in 1999 to Arizona
Corporate Management, Inc., a corporation owned by William E. Grafham, as reimbursement for office and related expenses and for rent. The 1999 amount was paid by issuing 99,788 shares for our common stock at an agreed value of $0.225 per share. Fan has a month-to-month agreement to pay $2,000 per month to the corporation for office space, use of certain office equipment and for limited administrative services. Fan also has an arrangement with George H. Fancher Jr., pursuant to which Fancher Oil LLC was paid $2,000 in 1997, and $24,000 in 1998 for office facilities, use of certain office equipment and limited administrative and technical support in 1999. Mr. Fancher canceled an obligation of Fan to pay $22,000 to Fancher Oil LLC.

     On July 1, 1998, Fan issued 215,000 shares to five officers, directors and consultants for services rendered through June 30, 1998. One director surrendered 50,000 shares for cancellation at the end of 1999.

     On an agreement dated October 1, 1998, the Board of Directors, with Mr. Fancher abstaining, approved a transaction in which Fan acquired an undivided 20% working interest (16% net revenue interest) in Fancher Oil LLC's approximately 3,525 acre Horsethief exploration prospect located in Sweetwater County, in the Green River Basin of southwestern Wyoming. Fan agreed to pay 24% of all costs incurred in acquiring the initial well and in acquiring, processing and interpreting the 3-D Seismic data and drilling of the initial well through the casing point for a 20% working interest, which was equivalent to the rate paid by the nonaffiliated participate in the project. Under the agreement Fan reimbursed Fancher Oil LLC $131,000 as acreage acquisition and seismic survey expenses and approximately $104,000 as Fan's share of drilling and completion costs in the initial exploratory well. Fancher Oil LLC holds a 55% working interest in the prospect and earns operating fees, standard in the area, from the other working interest owners. Fan also has the right to participate on an equivalent basis in four other exploratory oil and natural gas prospects being assembled by the operator in the area near the Horsethief prospect.

                              PLAN OF DISTRIBUTION

Shares of Common Stock Offered by Fan

     The offering of unit of common stock and warrants is being conducted on a 400,000 share minimum (the "minimum offering"), 3,000,000 share maximum (the "maximum offering") direct participation basis at an offering price of $0.10 per unit. The four persons who are Fan's officers and directors will offer the units on behalf of Fan. They will not be compensated, directly or indirectly, in connection with participation in the sale of the units. No broker-dealer or other person has made any commitment to purchase or sell any or all of the units offered by Fan. The officers and directors will use their best efforts to identify purchasers for the units during the offering period. Fan will agree to indemnify each officer and director against certain liabilities, including certain liabilities or claims under the Securities Act or to contribute to any payments the personmay be required to make for any liabilities incurred.

     All proceeds from subscriptions for units offered and sold by Fan will be deposited promptly with The Bank of Denver, Denver, Colorado, as Escrow Agent, pursuant to an Escrow Agreement between Fan and the Escrow Agent. Funds received from subscriptions will be transmitted to the Escrow Agent no later than noon of the business day following receipt by Fan. Unless Fan has completed at least the minimum offering and deposited the proceeds with the Escrow Agent within 120 days from the date of this Prospectus (which date may be extended for up to an additional 60 days without notice by Fan), subscriptions will be refunded promptly to subscribers in full without deduction therefrom or interest thereon. During the 120-day offering period and any extension, no subscriber will be entitled to a refund of any subscription.

     We may sell shares of common stock to interested subscribers if they reside in a state in which the shares may be sold and in which Fan is permitted to sell the shares. Fan is not obligated to sell any shares to any person. Additionally, our officers, directors and present stockholders and affiliates or persons associated with such persons may purchase all or any portion of the 400,000 share minimum offering, including making purchases of amounts necessary to complete the minimum offering within the offering period. Such persons would purchase the units on the same terms as purchases by the public provided that units purchased by officers or directors or their affiliates would be taken for investment and would not be resold except in compliance with applicable securities laws. The proceeds from this offering will not be utilized, directly or indirectly, to enable anyone to purchase our units in this offering. To the extent that our officers, directors, current stockholders and their affiliates or associates purchase units offered, the number of units in the minimum offering required to be purchased by the general public will be reduced by a like amount and under such circumstances control of Fan by the present stockholders would be increased. Our officers and directors may be deemed to be "underwriters" as such term is defined under the Securities Act.

Sale of Shares by Selling Stockholders

     Once we have completed or discontinued the primary offering, the Selling Stockholders may commence a secondary offering of shares they receive if they exercise outstanding warrants they hold. There will be no concurrent offerings. The Selling Stockholders described in the table on page 39 above hold a total warrants entitling them to purchase up to 900,000 additional shares. The shares to be issued upon exercise of the warrants will be restricted securities as defined in Rule 144 adopted under the Securities Act while held by the Selling Stockholders.

     Each of the Selling Stockholders has agreed not to sell or otherwise transfer his or her shares for at least 120 days from the date of this prospectus and until Fan has concluded our offering (the "Lockup Period"). Thereafter, the Selling Stockholders (or their pledgees, donees, transferees, or other successors in interest) from time to time may sell all or a portion of the shares "at the market" to or through a market maker or into an existing trading market, if a market then exists, in private sales, including direct sales to purchasers, or otherwise at prevailing market prices or at negotiated or fixed prices. The Selling Stockholders may offer and sell shares following the Lockup Period regardless of the outcome of the offering by Fan. By way of example, and not by way of limitation, the shares may be sold by one or more of the following methods:

     o A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
     o Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     o An exchange distribution in accordance with the rules of such exchange; and
     o Ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     In effecting sales, brokers or dealers engaged by the seller may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the seller in amounts to be negotiated with the Selling Stockholder immediately prior to the sale. It is anticipated that the per share selling price for the shares sold when a public market exists will be at or between the "bid" and "asked" prices of our common stock, if any, as quoted in the over-the-counter market immediately preceding the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. A copy of this prospectus will be delivered by the Selling Stockholder to each purchaser or as otherwise required at the time of sale. Expenses of any such sale will be borne by the parties as they may agree.

     In addition, any securities covered by the prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to the prospectus.

Certain Provisions of the Articles of Incorporation, Bylaws and Nevada Law

     Fan has the authority to issue shares of new classes of preferred stock and to determine the rights, preferences, privileges, designations and limitations of preferred stock. For instance, Fan may determine the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption and other terms or conditions of newly issued preferred stock. This authority could make it more difficult for another person to propose an acquisition of Fan or a change in control transaction without the cooperation of the Board of Directors.

     Our Restated Articles of Incorporation contain a provision, authorized under Nevada law, which limits the liability of our directors or officers for monetary damages for breach of fiduciary duty as an officer or director other than for intentional misconduct, fraud or a knowing violation of law or for payment of a dividend in violation of Nevada law. Such provision limits recourse for money damages which might otherwise be available to Fan or stockholders for negligence by individuals while acting as officers or directors. The Restated Articles of Incorporation do not provide for any limitation on the personal liability of directors for:

     o Any breach of the director's duty of loyalty to Fan or its stockholders,
     o Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
     o    Unlawful corporate distributions, or
     o Any transaction from which such director derives an improper personal benefit.

     Although this provision would not prohibit injunctive or similar actions against directors or officers, the practical effect of such relief would be limited.

     The Articles of Incorporation and Bylaws also contain provisions requiring Fan to indemnify officers, directors and certain employees for certain liabilities incurred in connection with actions taken on behalf of Fan, including expenses incurred in defending against such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Fan pursuant to the foregoing provisions, or otherwise, Fan has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Statutes

     The Nevada General Corporation Law ("Nevada GCL") contains two provisions, described below as "Combination Provisions" and the "Control share Act," that may make more difficult the accomplishment of unsolicited or hostile takeover transactions.

     Restrictions on Certain Combinations Between Nevada Resident Corporations and Interested Stockholders. The Nevada GCL includes certain provisions (the "Combination Provisions") prohibiting certain "combinations" (generally defined to include certain mergers, disposition of assets transactions, and share issuance or transfer transactions) between a resident domestic corporation and an "interested stockholder" (generally defined to be the beneficial owner of 10% or more of the voting power of the outstanding shares of the corporation), except those which are approved by the board of directors before the interested stockholder first obtained a 10% interest in the corporation's stock. There are additional exceptions to the prohibition, which apply to combinations if they occur more than five years after the interested stockholder's date of acquiring shares. The Combination Provisions apply unless the corporation elects against their application in its original articles of incorporation or an amendment thereto, or in its bylaws. Fan's Articles of incorporation and Bylaws do not currently contain a provision rendering the Combination Provisions inapplicable.

     Nevada Control Share Act. Nevada's Control Share Acquisition Act imposes procedural hurdles on and curtails greenmail practices of corporate raiders. The Control Share Act temporarily disenfranchises the voting power of "control shares" of a person or group ("Acquiring Person") purchasing a "controlling interest" in an "issuing corporation" (as defined in the Nevada GCL) not opting out of the Control Share Act. In this regard, the Control Share Act will apply to an "issuing corporation" unless, before an acquisition is made, the articles of incorporation or bylaws in effect to the 10th day following the acquisition of a controlling interest provide that it is inapplicable. Fan's Articles of Incorporation and Bylaws do not currently contain a provision rendering the Control Share Act inapplicable.

     Under the Control Share Act, an "issuing corporation" is a corporation organized in Nevada which has 200 or more stockholders, at least 100 of whom are stockholders of record (which for this purpose includes registered and beneficial owners) and residents of Nevada, and which does business in Nevada directly or through an affiliated company. The status of Fan and its stockholders at the time of the occurrence of a transaction governed by the Control Share Act (assuming that Fan's Articles of Incorporation or Bylaws have not theretofore been amended to include opting out provisions) would determine whether the Control Share Act is applicable.

     The Control Share Act requires an Acquiring Person to take certain procedural steps before he or it can obtain the full voting power of the control shares. "Control shares" are the shares of a corporation (1) acquired or offered to be acquired which will enable the Acquiring Person to own a "controlling Interest, " and (2) acquired within 90 days immediately preceding that date. A "Controlling interest" is defined as the ownership of shares which would enable the Acquiring Person to exercise certain graduated amounts (beginning with 1/5) of all voting power of the corporation. The Acquiring Person may not vote any control shares without first obtaining approval from the stockholders not characterized as "interested stockholders" (as defined in the act).

     Our Restated Articles of Incorporation and Bylaws do not include provisions which make the Control Share Act inapplicable.

     The Control Share Act permits a corporation to redeem the control shares in the following two instances, if so provided in the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest: (1) if the Acquiring Person fails to deliver the Offeror's Statement to the corporation within 10 days after the Acquiring Person's acquisition of the control shares; or (2) an Offeror's Statement is delivered, but the control shares are not accorded full voting rights by the stockholders. Fan's Articles of Incorporation and Bylaws do not address this matter.

Shares Available for Future Sale

     Upon completion of this offering, we will have 9,851,492 shares of common stock outstanding if the minimum offering is completed and 12,451,492 outstanding if the maximum offering is completed assuming no exercise of (1) outstanding warrants for the purchase of up to 1,180,000 shares or (2) outstanding stock options for the purchase of 910,000 shares. All shares included in the units sold in this offering and 2,623,533 presently outstanding shares will be freely transferable by persons other than "affiliates" of Fan (as that term is defined under the Securities Act), without restriction or further registration under the Securities Act.

     The remaining outstanding shares of common stock will be "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exception from registration is available, including the exemption contained in Rule 144. See "Risk Factors-Shares Eligible for Future Sale."

     In general, under Rule 144 a person who has beneficially owned shares for at least one year is entitled to sell into a public market, within any three-month period, a number of "restricted" shares that does not exceed the greater of 1% of their then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the issuer. Rule 144(k) provides that a person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years is entitled to sell such shares at any time under Rule 144 without regard to the limitations described above.

                            DESCRIPTION OF SECURITIES

Authorized Stock

     The authorized capital stock of Fan consists of 95,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. All of the issued and outstanding capital stock of Fan is fully paid and nonassessable. The following summary descriptions of Fan's preferred stock and common stock are qualified in their entirety by reference to Fan's Restated Articles of Incorporation, which were filed as exhibits to the Registration Statement of which this Prospectus is a part and which are available from Fan upon request. See "Additional Information."

Common Stock

     There are 9,451,492 shares of common stock outstanding and held by 522 stockholders of record. The holders of common stock are entitled to receive ratable dividends when and as declared by the Board of Directors from funds legally available therefor and to one vote for each share held of record on each matter submitted to a vote of stockholders. In the event of a liquidation, dissolution or winding-up, holders of common stock are entitled to share ratably in all assets remaining after payments to creditors and other payments required by law. Holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities. The outstanding shares of common stock are fully paid and nonassessable.

Warrants Included in Units

     Each unit we are offering includes one warrant. Each warrant will represent the right to purchase one share of our common stock at any time after the date of this prospectus through 5:00 p.m. Mountain Time three years after the date of this prospectus, at the exercise price of $0.10 per share. If the minimum offering is sold, 400,000 warrants will be issued and 3,000,000 warrants will be issued if all units are sold.

     The exercise price and the number of shares issuable upon exercise are subject to adjustment in certain events, including:

     o the issuance of common stock as a dividend on our outstanding common stock;
     o    subdivisions, combinations and reclassifications of our common stock;
     o distribution to all holders of our common stock of evidences of our indebtedness or assets (other than cash dividends); and
     o certain mergers, consolidations or sales of substantially all of our assets.

     Except as stated, the warrants do not include provisions protecting holders against dilution resulting from the sale of our common stock for less than the exercise price of the warrants or the current market price.

     Holders of warrants will be entitled to notice if: (a) we grant holders of our common stock rights to purchase any of our securities or any other rights, or (b) we authorize a reclassification, capital reorganization, consolidation, merger or sale of substantially all of our assets. The warrants will be represented by warrant certificates. We may from time to time supplement or amend the terms of the warrants without the approval of holders of warrants in a manner which does not adversely affect the warrant holders, including (but not limited to) extending the expiration date or reducing the exercise price as our Board of Directors may determine. We may make other amendments to the terms of the warrants if we receive the consent of the holders of a majority of outstanding warrants.

     We have reserved from our authorized but unissued common stock a sufficient number of shares for issuance upon exercise of the warrants. Exercise of each warrant may be effected by delivery of the warrant certificate, duly endorsed for exercise and accompanied by payment of the exercise price to the warrant agent. The shares of our common stock issuable upon exercise of the warrants will be fully paid and nonassessable upon issuance when paid for in the manner contemplated by the warrant.

     Holders of the warrants will have the opportunity to profit from any rise in the market price for our common stock during the term of the warrants. While the warrants are outstanding, the terms upon which we might expect to obtain additional capital in the future is likely to be adversely affected. Holders of the warrants may exercise them at a time when Fan would, in all likelihood, be able to obtain needed capital by a new offering of securities on terms more favorable to Fan than those provided for at that time by exercise of the warrants.

Preferred Stock

     There are no shares of preferred stock outstanding. Fan may issue from time to time in one or more series with such distinctive designations, rights, preferences and limitations as the Board of Directors shall determine. The Board of Directors has the authority to determine the rate of dividend, redemption features, amounts payable upon liquidation, sinking fund provisions, conversion features and voting powers.

Outstanding Warrants

     General. The following is a brief summary of the material provisions of the outstanding stock purchase warrants.

     As of March 31, 2000, we had outstanding 1,180,000 warrants held by nine persons. Each outstanding warrant entitles the holder thereof to purchase at any time in whole or in part over a one year period from the date the warrant was issued, one share of common stock at an exercise price of $0.15 per share, subject to adjustment referred to below, which expire October 31, 2000. The exercise price and number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassification of the common stock, or sale by Fan of shares of its common stock or other securities convertible into common stock at a price below the then applicable exercise price of the outstanding warrants. Outstanding warrants are issuable in minimum increments of 1,000 shares and no fractional shares will be issued upon exercise of the outstanding warrants.

     The outstanding warrants are, and shares of common stock of Fan issued upon exercise of the outstanding warrants shall be, nontransferable without the prior written consent of Fan and may be transferred only in accordance with the Securities Act.

Transfer Agent and Warrant Agent

     Atlas Stock Transfer Corp., Salt Lake City, Utah, is the transfer agent for the common stock and will be warrant agent for the warrants included in the units.

                                  LEGAL MATTERS

     The validity of the issuance of the units, the common stock and warrants included in the units being offered hereby and shares of common stock to be issued upon exercise of the warrants by Fan have been passed upon for Fan by Alan W. Peryam, LLC, Denver, Colorado.

                                     EXPERTS

     The balance sheet of Fan as of December 31, 1999 and the statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 1998 and 1999 and cumulative amounts from January 1, 1997 to December 31, 1999 have been included herein in reliance upon the report of Wheeler Wasoff, P.C., Denver, Colorado, independent certified public accountants, given upon the authority of such firm as experts in accounting and auditing. The Board of Directors of Fan replaced Fan's prior auditor December

24, 1997 due to the relocation of Fan's executive offices to Denver, Colorado. The report of Mr. Schvaneveldt, the prior auditor for Fan's financial statements for each of the two fiscal years ending December 31, 1996, was qualified as to Fan's ability to continue as a going concern. There have been no disagreements between Fan and the former accountant.

                             ADDITIONAL INFORMATION

     Fan has filed with the SEC a Registration Statement on Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act") with respect to the Securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Fan and the securities offered hereby, we refer you to the Registration Statement and the exhibits and schedules filed with it, which may be examined at the SEC's offices without charge. Copies of the Registration Statement may be obtained from the SEC if you pay the prescribed fees. Statements made in this Prospectus regarding the contents of any contract, agreement or document are not necessarily complete, and we refer you to the copy of the contract, agreement or other document filed as an exhibit to the Registration Statement, and each statement in the Prospectus is qualified in its entirety by this reference. Fan is a reporting company registered under the Securities Exchange Act of 1934, as amended ("1934 Act"). Fan therefore files reports and other information with the SEC. All of such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at regional offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http:\\www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS


     (1)  Financial Statements:
          Independent Auditor's Report ..................................... F-1
          Balance Sheet December 31, 1999 .................................. F-2
          Statements of  Operations  Years ended  December  31, 1998 and
               1999 and Cumulative Amounts from Inception to
               December 31, 1999 ........................................... F-3
          Statement of Stockholders' Equity Years Ended December 31,
               1997, 1998 and 1999 ......................................... F-4
          Statements of Cash Flows Years ended December 31, 1998
               and 1999 and Cumulative Amounts from Inception to
               December 31, 1999 ..................................... F-5 - F-8

          Notes to Financial Statements .............................. F-9--F-19

          Balance Sheet as of December 31, 1999 and
               March 31, 2000 (Unaudited) ................................. FF-1
          Statements of Operations for the Three Months Ended
               March 31, 1999 and 2000 and cumulative amounts from
               inception (Unaudited) ...................................... FF-2
          Statement of Stockholders' Equity Three Months Ended
               March 31, 2000 (Unaudited) ................................. FF-3
          Statements of Cash Flows for the Three Months Ended
               March 31, 1999 and 2000 and cumulative amounts
               from inception (Unaudited) ................................. FF-4
          Notes to Financial Statements ................................... FF-5
     (2)  Schedules
          None

                          INDEPENDENT AUDITOR'S REPORT


To The Board of Directors and Stockholders FAN ENERGY INC.

We have audited the accompanying balance sheet of Fan Energy Inc. (a development stage company) as of December 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the two years then ended and cumulative amounts from January 1, 1997 to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fan Energy Inc. as of December 31, 1999 and the results of its operations and its cash flows for the two years then ended and cumulative amounts from January 1, 1997 to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from its initial operations and has not earned significant revenues from its principal operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                            /s/ Wheeler Wasoff, P.C.
                                            WHEELER WASOFF, P.C.


Denver, Colorado
March 17, 2000

                                        FAN ENERGY INC.
                                 (A Development Stage Company)
                                         BALANCE SHEET
                                       December 31, 1999


                                            ASSETS

CURRENT ASSET
  Cash .....................................................................   $    11,290
  Accounts receivable ......................................................        46,147
                                                                               -----------
    Total Current Asset ....................................................        57,437

OIL AND GAS PROPERTIES (Note 3) ............................................       327,589
                                                                               -----------
                                                                               $   385,026
                                                                               ===========
                                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable - trade .................................................   $     8,397
                     related party .........................................        20,500
  Note payable - bank ......................................................        20,000
                                                                               -----------
    Total Current Liabilities ..............................................        48,897
                                                                               -----------
COMMITMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDERS' EQUITY (Note 5)
  Preferred stock, $.01 par value
        Authorized - 5,000,000 shares
        Issued - none ......................................................          --
  Common stock, $.001 par value
        Authorized - 95,000,000 shares
        Issued and outstanding - 9,451,492 shares ..........................         9,452
  Additional paid-in capital ...............................................     2,317,509
  Deficit accumulated during the development stage .........................    (2,091,332)
  Additional paid-in capital stock options .................................       100,500
                                                                               -----------
                                                                                   336,129
                                                                               -----------
                                                                               $   385,026
                                                                               ===========

    The accompanying notes are an integral part of the financial statements

                                                  FAN ENERGY INC.
                                           (A Development Stage Company)
                                             STATEMENTS OF OPERATIONS
                                      Years ended December 31, 1998 and 1999

                                                                                   Cumulative
                                                                                  Amounts from
                                                                                Jan. 1, 1997 to
                                                       1998           1999       Dec. 31, 1999
                                                       ----           ----      ---------------
REVENUES
  Oil and gas sales ..........................   $       --      $    152,832    $   152,832
                                                 ------------    ------------    -----------

OPERATING EXPENSES
  Lease operating expenses ...................           --            31,631          31,631
  General and administrative .................        198,851         129,673         521,509
  Depletion ..................................           --           124,938         124,938
  Impairment of oil and gas properties .......      1,257,702         300,000       1,557,702
  Interest (Note 3) ..........................           --             2,137           8,384
                                                 ------------    ------------     -----------
                                                    1,456,553         588,379       2,244,164
                                                 ------------    ------------     -----------

NET (LOSS) ...................................   $ (1,456,553)   $   (435,547)   $ (2,091,332)
                                                 ============    ============     ===========

NET (LOSS) PER COMMON SHARE - Basic
   and Diluted ...............................   $       (.17)   $       (.04)   $       (.29)
                                                 ============    ============     ===========

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING - Basic and Diluted ....      8,567,537      10,051,567       7,210,131
                                                 ============    ============     ===========






The accompanying notes are an integral part of the financial statements.

                                                  FAN ENERGY INC.
                                           (A Development Stage Company)
                                        STATEMENTS OF STOCKHOLDERS' EQUITY
                                   Years ended December 31, 1997, 1998 and 1999

                                                                                             Common Stock           Additional
                                                                                         --------------------         Paid-In
                                                                                         Shares          Amount       Capital
                                                                                         ------          ------       -------
Balance, January 1, 1997 ..........................................................     771,704    $       772    $   503,876
Reclassification of deficit pursuant to quasi reorganization ......................        --             --         (504,648)
Sale of common stock and warrants pursuant to private placement, at $.20 per unit..   2,500,000          2,500        497,500
Cost of private placement offering ................................................        --             --             (430)
Issuance of common stock for services, valued at $.20 per share ...................     250,000            250         49,750
Sale of common stock and warrants pursuant to private placement, at $.50 per unit..   2,000,000          2,000        998,000
Costs of private placement offering ...............................................        --             --          (52,439)
Issuance of common stock for property, valued at $.133 per share ..................   2,250,000          2,250        297,750
    Issuance of common stock warrants for offering costs ..........................        --             --            4,545
Issuance of stock options .........................................................        --             --            2,332
Net (Loss) ........................................................................        --             --             --
                                                                                    -----------    -----------    -----------
Balance, December 31, 1997 ........................................................   7,771,704          7,772      1,796,236
    Issuance of common stock for services, valued at $.20 per share ...............     215,000            215         42,785
    Exercise of common stock warrants for cash, at $.20 per share .................   2,065,000          2,065        410,935
Net (Loss) ........................................................................        --             --             --
                                                                                    -----------    -----------    -----------
Balance, December 31, 1998 ........................................................  10,051,704         10,052      2,249,956
Conversion of payables to common stock by officers, valued at $.225 per share .....     199,788            200         44,753
Forgiveness of debt by officer/director ...........................................        --             --           22,000
Return of common stock by officers/directors ......................................    (800,000)          (800)           800
Net (Loss) ........................................................................        --             --             --
                                                                                    -----------    -----------    -----------
Balance, December 31, 1999 ........................................................   9,451,492    $     9,452    $ 2,317,509
                                                                                    ===========    ===========    ===========
                                                                                        Deficit      Additional
                                                                                      Accumulated      Paid-In
                                                                                       During the      Capital
                                                                                      Development       Stock
                                                                                         Stage         Options
                                                                                      -----------    ----------
Balance, January 1, 1997 .......................................................... $  (504,648)   $      --
Reclassification of deficit pursuant to quasi reorganization ......................     504,648           --
Sale of common stock and warrants pursuant to private placement, at $.20 per unit..        --             --
Cost of private placement offering ................................................        --             --
Issuance of common stock for services, valued at $.20 per share ...................        --             --
Sale of common stock and warrants pursuant to private placement, at $.50 per unit..        --             --
Costs of private placement offering ...............................................        --             --
Issuance of common stock for property, valued at $.133 per share ..................        --             --
    Issuance of common stock warrants for offering costs ..........................        --             --
Issuance of stock options .........................................................        --          100,500
Net (Loss) ........................................................................    (199,232)          --
                                                                                    -----------    -----------
Balance, December 31, 1997 ........................................................    (199,232)       100,500
    Issuance of common stock for services, valued at $.20 per share ...............        --             --
    Exercise of common stock warrants for cash, at $.20 per share .................        --             --
Net (Loss) ........................................................................  (1,456,553)          --

                                                                                    -----------   ------------
Balance, December 31, 1998 ........................................................  (1,655,785)       100,500
Conversion of payables to common stock by officers, valued at $.225 per share .....        --             --
Forgiveness of debt by officer/director ................................
Return of common stock by officers/directors ......................................        --             --
Net (Loss) ........................................................................    (435,547)          --
                                                                                    -----------    -----------
Balance, December 31, 1999 ........................................................ $(2,091,332)   $   100,500
                                                                                    ===========    ===========


    The accompanying notes are an integral part of the financial statements.


                                           FAN ENERGY INC.
                                    (A Development Stage Company)
                                      STATEMENTS OF CASH FLOWS
                               Years ended December 31, 1998 and 1999
                                                                                                              Cumulative
                                                                                                               Amounts from
                                                                                                              Jan. 1, 1997 to
                                                                           1998               1999             Dec. 31, 1999
                                                                           ----               ----            ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss) ..................................................       $(1,456,553)        $ (435,547)         $(2,091,332)
   Adjustments to reconcile net (loss) to net
      cash provided by operating activities
   Depletion ...................................................              --              124,938              124,938
   Impairment of oil and gas properties ........................         1,257,702            300,000            1,557,702
   Stock options ...............................................              --                 --                102,832
   Stock for services and payables .............................            43,000             44,953              137,953
   Forgiveness of payables by officer/director .................              --               22,000               22,000
   Changes in assets and liabilities
      (Increase) in accounts receivable ........................              --              (46,147)             (46,147)
      (Decrease) increase in accounts payable ..................            (3,579)            27,161               28,897
      Other ....................................................            10,383               --                   --
                                                                       -----------        -----------          -----------
   Net cash (used) provided by operating activities ............          (149,047)            37,358             (163,157)
                                                                       -----------        -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Cash paid for oil and gas properties ........................          (672,795)           (61,943)          (1,710,229)
                                                                       -----------        -----------          -----------
   Net cash (used) in investing activities .....................          (672,795)           (61,943)          (1,710,229)
                                                                       -----------        -----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from exercise of common stock warrants .............           413,000               --                413,000
   Proceeds from sale of common stock ..........................              --                 --              1,500,000
   Cash paid for offering costs ................................              --                 --                (48,324)
   Proceeds from short-term borrowings .........................              --               90,000               90,000
   Repayments of short-term borrowings .........................              --              (70,000)             (70,000)
                                                                       -----------        -----------          -----------
   Net cash provided by financing activities ...................           413,000             20,000            1,884,676
                                                                       -----------        -----------          -----------

NET (DECREASE) INCREASE IN CASH ................................          (408,842)            (4,585)              11,290

CASH, BEGINNING OF PERIODS .....................................           424,717             15,875                 --
                                                                       -----------        -----------          -----------
CASH, END OF PERIODS ...........................................       $    15,875       $     11,290          $    11,290
                                                                       ===========        ===========          ===========


    The accompanying notes are an integral part of the financial statements.

                                 FAN ENERGY INC.
                          (A Development Stage Company)
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     Years ended December 31, 1998 and 1999


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

During the years ended December 31, 1997, 1998 and 1999, the Company paid cash for interest of $6,247, $0 and $2,137, respectively.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 1997, the Company:

o issued 2,250,000 shares of common stock, valued at $300,000 ($.133 per share), as partial consideration for unproved oil and gas properties.

o issued 680,000 options to purchase common stock to officers, directors and consultants, valued at $102,832.

o issued 250,000 shares of common stock for services, valued at $50,000 ($.20 per share).

o issued 180,000 warrants to purchase shares of common stock as partial consideration for finder's fees in conjunction with the private placement sale of common stock, valued at $4,545.

During the year ended December 31, 1998, the Company issued 215,000 shares of common stock for services, valued at $43,000 ($.20 per share).

During the year ended December 31, 1999, the Company issued an aggregate 199,788 shares of common stock to officers for accounts payable, valued at $44,953 ($.225 per share); and an officer/director forgave $22,000 in accounts payable.









    The accompanying notes are an integral part of the financial statements.

                                 FAN ENERGY INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                     Years ended December 31, 1998 and 1999


NOTE 1 - ORGANIZATION

     Fan Energy Inc. (the "Company") is an independent energy company engaged in the development, exploration and acquisition of crude oil and natural gas reserves in the western United States. Originally formed as an Idaho corporation in the early 1900s, the Company's predecessor was not successful in the exploration of mining properties. In 1988 the predecessor was merged into a newly-formed Nevada corporation as Eastern Star Mining, Inc. and it was inactive thereafter, with no assets or liabilities through the end of 1996. In early 1997, the corporation was reactivated when the holder of a majority of the outstanding common stock transferred control of the inactive corporation. The transferee elected new directors and officers and caused the Company to effect a 10-into-1 reverse stock split. The name of the corporation was changed to Fan Energy Inc. in December 1997.

     Effective with the change in control and reactivation, the Company undertook development stage activities as defined by Statement of Financial Accounting Standards (SFAS) No. 7 and is considered a development stage company effective January 1, 1997. Its principal activities have been raising capital through the sale of its securities, acquiring undivided minority interests in two oil and natural gas exploratory prospects in California for cash and common stock and one prospect in Wyoming, and commencing the drilling of exploratory and development wells on these properties. In 1999, revenue from oil and gas production was received from two wells.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     OIL AND GAS PROPERTIES

     The Company follows the full cost method to account for its oil and gas exploration and development activities. Under the full cost method, all costs incurred which are directly related to oil and gas exploration and development are capitalized and subjected to depreciation and depletion. Depletable costs also include estimates of future development costs of proved reserves. Costs related to undeveloped oil and gas properties may be excluded from depletable costs until such properties are evaluated as either proved or unproved. The net capitalized costs are subject to a ceiling limitation. Gains or losses upon disposition of oil and gas properties are treated as adjustments to capitalized costs, unless the disposition represents a significant portion of the Company's proved reserves. A separate cost center is maintained for expenditures applicable to each country in which the Company conducts exploration and/or production activities.

     Depletion and amortization of the full-cost pool is computed using the units-of-production method based on proved reserves as determined annually by the Company and independent engineers. An additional depletion provision in the form of a valuation allowance is made if the costs incurred on oil and gas properties, or revisions in reserve estimates, cause the total capitalized costs of oil and gas properties in the cost center to exceed the capitalization ceiling. The capitalization ceiling is the sum of (1) the present value of future net revenues from estimated production of proved oil and gas reserves applicable to the cost center plus (2) the lower of cost or estimated fair value of the cost center's unproved properties less (3) applicable income tax effects. The valuation allowance was $1,557,702 at December 31, 1999.

                                 FAN ENERGY INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                     Years ended December 31, 1998 and 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     REVENUE RECOGNITION

     The Company recognizes oil and gas revenues from its interests in producing wells as oil and gas is produced and sold from these wells. The Company has no gas balancing arrangements in place. Oil and gas sold is not significantly different from the Company's product entitlement.

     IMPAIRMENT

     The Company has adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Oil and gas properties accounted for using the full cost method of accounting, a method utilized by the Company, are excluded from this requirement, but will continue to be subject to the ceiling test limitations.

     DEFERRED OFFERING COSTS

     Deferred offering costs consist of costs incurred in connection with a proposed public offering of the Company's common stock. During 1998 and 1999 the Company charged to operations $57,029 and $15,356, respectively, for costs incurred for uncompleted offerings of the Company's common stock.

     INCOME TAXES

     The Company has adopted the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     At December 31, 1999, the Company had a net operating loss carryforward of approximately $909,000 that may be offset against future taxable income through 2019.

     The Company has fully reserved the tax benefits of these operating losses because the likelihood of realization of the tax benefits cannot be determined.

     The tax benefit of the loss carryforward has been offset by a valuation allowance of the same amount. Of the total tax benefit $10,000 is attributable to 1999.

     Temporary differences between the time of reporting certain items for financial and tax reporting purposes consist primarily of compensation expense related to the issuance of stock options and exploration and development costs on oil and gas properties.

                                 FAN ENERGY INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                     Years ended December 31, 1998 and 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The oil and gas industry is subject, by its nature, to environmental hazards and cleanup costs. At this time, management knows of no substantial costs from environmental accidents or events for which it may be currently liable. In addition, the Company's oil and gas business makes it vulnerable to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future. By definition, proved reserves are based on current oil and gas prices and estimated reserves. Price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves).

     (LOSS) PER COMMON SHARE

     (Loss) per common share is computed based on the weighted average number of common shares outstanding during each period. Convertible equity instruments such as stock warrants and options are not considered in the
     calculation  of  net  loss  per  share,   as  their   inclusion   would  be
     antidilutive.

     In February 1997 SFAS No. 128, "Earnings Per Share" was issued effective for periods ending after December 15, 1997. There is no impact on the Company's financial statements from adoption of SFAS No. 128.

     SHARED BASED COMPENSATION

     In October 1995 SFAS No. 123" Accounting for Stock-Based Compensation" was issued. This standard defines a fair value based method of accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense by adopting the new fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25. The Company has elected to utilize APB No. 25 for measurement; and will, pursuant to SFAS No. 123, disclose supplementally the pro forma effects on net income and earnings per share of using the new measurement criteria. During the years ended December 31, 1997 and 1998, the Company issued warrants and/or options to purchase shares of its common stock. No warrants or options were issued in 1999 (Note 5).

                                 FAN ENERGY INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                     Years ended December 31, 1998 and 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     CASH EQUIVALENTS

     For purposes of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase. On occasion, the Company has cash in banks in excess of federally insured amounts.

     BASIS OF ACCOUNTING

     The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and extinguishment of liabilities in the normal course of business.

     As previously discussed, the Company is in the development stage and has not realized significant revenues from its planned operations. As such, the Company, as of December 31, 1999 has incurred net operating losses since reactivation as a development stage company of $2,091,332 and does not have sufficient working capital to fund its planned operations during the next twelve months. Additional funding will be required to complete the Company's planned drilling program, put successful wells into production and finance general and administrative expenses. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. In order to meet the Company's continuing financing needs, management of the Company intends to raise working capital through the sale of common stock or other securities, or through other financing.

     The Company's financial statements do not include any adjustments related to the realization of the carrying value of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     The ability of the Company to continue operations as a going concern is dependent upon its success in obtaining capital through sale of common stock or other securities and ultimately achieving profitable operations.

     NEW TECHNICAL PRONOUNCEMENTS

     In June 1998 SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued for fiscal years beginning after June 15, 1999. Adoption of SFAS No. 133 is not expected to have a material impact on the Company's financial statements.

     In October 1998 SFAS No. 134, "Accounting for Mortgage Broker Securities", was issued for fiscal years beginning after December 15, 1998. Adoption of SFAS No. 134 does not have an impact on the Company's financial statements.

                                 FAN ENERGY INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                     Years ended December 31, 1998 and 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     In February 1999 SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections" was issued for the fiscal years beginning after February 15, 1999. Adoption of SFAS No. 135 is not expected to have an impact on the Company's financial statements.

     In June 1999 SFAS No. 136, "Transfers of Assets to a not-For-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others" was issued for fiscal years beginning after December 15, 1999. Adoption of SFAS No. 136 does not have an impact on the Company's financial statements.

     In June 1999 SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statements No. 133" was issued. Adoption of SFAS No. 137 is not expected to have an impact on the Company's financial statements.

NOTE 3 - OIL AND GAS PROPERTIES

     In 1997, the Company acquired a 25% undivided working interest in two natural gas exploration and development prospects located in the southern part of the Sacramento Basin in California. The Company paid $907,951 in cash and issued 2,250,000 shares of common stock, valued at $300,000 ($.133 per share), for the properties. The total value of cash paid and stock issued approximates the transferor's historical basis in the property of $1,207,951. As additional consideration, the Company agreed to issue 500,000 additional restricted shares to the transferor if the gross revenue received by the Company from the prospects is at least equal to all direct costs of the Company associated with acquiring the interest in the prospects and drilling and other related expenses by December 31, 1999. The Company paid to the transferor interest in the amount of $6,247 (8% per annum) for funds advanced by the transferor on the property from the date of the acquisition agreement (August 27, 1997) to the closing of the agreement (November 11, 1997). Concurrently with the closing, the transferor became a director and officer of the Company.

     In 1998 the Company acquired a 20% working interest in certain Wyoming oil and gas leases held by an entity controlled by the chief operating officer/director of the Company, for $131,000 which includes seismic costs incurred to the date of purchase.

     The Company may be subject to various possible contingencies, which derive primarily from interpretations of federal and state laws and regulations affecting the oil and gas industry. Although management believes it has complied with the various laws and regulations, new rulings and interpretations may require the Company to make adjustments.

                                 FAN ENERGY INC.
                          (A Development Stage Company)

                     Years ended December 31, 1998 and 1999


NOTE 3 - OIL AND GAS PROPERTIES (CONTINUED)

     Capitalized costs associated with oil and gas producing activities as of December 31, 1999 are as follows:


               Proved properties                         $ 1,080,455
               Unproved properties                           929,774
                                                         -----------

                                                           2,010,229

               Less:  valuation allowance                 (1,557,702)
                      accumulated depletion                 (124,938)
                                                         -----------
               Net capitalized costs                     $   327,589
                                                         ===========

     Information relating to the Company's costs incurred in its oil and gas operations during the years ended December 31, 1998 and 1999 is summarized as follows:


                                                            1998         1999

          Property acquisition - Unproved properties   $  172,919    $    --
          Exploration costs                               368,699       61,943
          Development costs                               131,177         --
                                                       ----------    ---------

                                                       $  672,795    $  61,943
                                                       ==========    =========

     Property acquisition costs include costs incurred to purchase, lease, or otherwise acquire a property. Exploration costs include the costs of geological and geophysical activity, dry holes, and drilling and equipping exploratory wells. Development costs include costs incurred to gain access to prepare development well locations for drilling and to drill and equip development wells.

     OIL AND GAS RESERVES (UNAUDITED)

     The following unaudited reserve estimates presented as of December 31, 1998 and 1999 were prepared by an independent petroleum engineer. All of the Company's reserves are located in the United States. There are many uncertainties inherent in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures. In addition, reserve estimates of new discoveries that have little production history are more imprecise than those of properties with more production history. Accordingly, these estimates are expected to change, as future information becomes available.

     Proved oil and gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

                                 FAN ENERGY INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                     Years ended December 31, 1998 and 1999


NOTE 3 - OIL AND GAS PROPERTIES (CONTINUED)

     At December 31, 1998 and 1999 proved reserves were as follows:

                                            1998     1998     1999     1999
                                            GAS      OIL      GAS       OIL
                                           (MMCF)   (MBBL)   (MMCF)    (MBBL)

     Beginning of year                       --       --     567.3      9.5
     Revision of previous estimates          --       --    (497.9)    (8.9)
     Proved developed producing            190.0      --     182.3       --
     Production                              --       --     (69.4)     (.6)
     Proved developed non-producing        187.3      9.5     14.6       .3
     Proved undeveloped                    190.0      --     129.0       --
                                           -----     ----    -----     ----

     End of year                           567.3      9.5    325.9       .3
                                           =====     ====    =====     ====

     STANDARD MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS (UNAUDITED)

     The standardized measure of discounted future net cash flows is based on estimated quantities of proved reserves and the future periods in which they are expected to be produced and on year-end economic conditions. Estimated future gross revenues are priced on the basis of year-end prices. Estimated future gross revenues are reduced by estimated future development and production costs, as well as certain abandonment costs and by estimated future income tax expense. Future income tax expenses have been computed considering the tax basis of the oil and gas properties plus available carryforwards and credits.

     The standardized measure of discounted future net cash flows should not be construed to be an estimate of the fair market value of the Company's proved reserves. Estimates of fair value would also take into account anticipated changes in future prices and costs, the reserve recovery variances from estimated proved reserves and a discount factor more representative of the time value of money and the inherent risks in producing oil and gas. Significant changes in estimated reserve volumes or product prices could have a material effect on the Company's financial statements.

                                 FAN ENERGY INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                     Years ended December 31, 1998 and 1999


NOTE 3 - OIL AND GAS PROPERTIES (CONTINUED)

     The following table presents the standardized measure of the discounted future net cash flows attributable to the Company's proved oil and gas reserves as of December 31, 1998 and 1999:

                                                                        1998        1999
                                                                        ----        ----
                                                                         (in thousands)
        Future cash inflows                                           $1,210      $  650
        Future production costs                                         (224)        (72)
        Future development costs                                        (101)        (85)
        Future income tax expense, net                                   --          --
                                                                     -------      ------

        Future net cash flows                                            885         493

        10% annual discount for estimated timing of cash flows          (206)        (91)
                                                                     -------      ------

        Standardized measure of discounted future net cash flows     $   679      $  402
                                                                     ========     ======

     The following table presents the principal sources of the changes in the standardized measure of discounted future net cash flows for the years ended December 31, 1998 and 1999:

                                                                        1998        1999
                                                                        ----        ----
                                                                         (in thousands)
        Net change in sales price and production costs               $   --       $  108
        Changes in estimated future development costs                    --          (25)
        Sales and transfers of oil and gas produced, net of
           production costs                                              --         (121)
        Net change due to extensions and discoveries                    679           --
        Net change due to purchases and sales of minerals in place       --           --
        Net change due to revisions in quantities                        --         (180)
        Net change in income taxes                                       --           --
        Accretion of discount                                            --          (68)
        Other, principally revisions in estimates of timing of
           production                                                    --            9
                                                                     -------      ------
        Net changes                                                      679        (277)
        Balance, beginning of year                                       --          679
                                                                     -------      ------

        Balance, end of year                                         $   679      $  402
                                                                     =======      ======

     Proved reserves were discovered in the fourth quarter of 1998; price variations were nominal, therefore there is no change in standardized measure due to price change for 1998.

                                 FAN ENERGY INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                     Years ended December 31, 1998 and 1999


NOTE 3 - OIL AND GAS PROPERTIES (CONTINUED)

     The December 31, 1999 weighted average prices utilized for purposes of estimating the Company's proved reserves and future net revenues were $24.75 per barrel of oil and $2.06 per Mcf of natural gas. These prices are significantly above the average annual prices during the past several years.

NOTE 4 - NOTE PAYABLE - BANK

     In 1999 the Company entered into a $150,000 revolving line of credit with a commercial bank in Denver, Colorado. The loan, guaranteed by an officer/director of the Company, provides for interest at the bank's "Reference Rate" (8.5% at December 31, 1999) and matures on May 31, 2000. At December 31, 1999 the Company had available $130,000 in unused line of credit. Maximum borrowings under the line of credit for 1999 were $90,000, at an average interest rate of 8.5%.

NOTE 5 - STOCKHOLDERS' EQUITY

     COMMON STOCK

     In 1997, the Company completed the sale of common stock and warrants pursuant to a private placement as follows:

     2,500,000 units, at a price of $.20 per unit, consisting of 2,500,000 shares of common stock and warrants to purchase 2,500,000 shares of common stock at an exercise price of $.20 per share before June 2, 1998. Proceeds to the Company were $500,000, before costs of the offering of $430.

     o 2,000,000 units, at a price of $.50 per unit, consisting of 2,000,000 shares of common stock and warrants to purchase 1,000,000 shares of common stock at an exercise price of $.60 per share before October 31, 1998 (extended to October 31, 2000 at a reduced exercise price of $.15 per share). Proceeds to the Company were $1,000,000 before costs of the offering of $52,439.

     In  1997  the  Company   issued   shares  of  common   stock  for  non-cash
     consideration, as follows:

     o 250,000 shares for services, of which 150,000 shares are to officers and directors, valued at $50,000 ($.20 per share).

     o 2,250,000 shares to an officer/director as partial compensation for the acquisition of oil and gas prospects, valued at $300,000 ($.133 per share).

     In 1998 the Company issued shares of common stock, as follows:

     o 215,000 shares for services to officers and directors, valued at $43,000 ($.20 per share which amount was reduced from $.50 per share by the Board of Directors).

     o 2,065,000 shares for $413,000 cash ($.20 per share) for exercise of common stock warrants.

                                 FAN ENERGY INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                     Years ended December 31, 1998 and 1999


NOTE 5 - STOCKHOLDERS' EQUITY (CONTINUED)

     In 1999 the Company issued 199,788 shares of common stock to officers and directors, for conversion of $44,952 in accounts payable ($.225 per share); and an officer/director forgave the repayment of $22,000 in accounts payable due to an entity controlled by him; and two directors/officers returned an aggregate 800,000 shares of common stock to the Company for no consideration.

     QUASI REORGANIZATION

     Effective January 1, 1997, the stockholders of the Company approved a plan of informal quasi reorganization. Pursuant to the plan, the Company's accumulated deficit of $504,648 as of the date of reorganization was eliminated and charged to additional paid-in capital.

     WARRANTS

     In 1997, the Company issued warrants to purchase 180,000 shares of common stock at an exercise price of $.50 per share through October 31, 1998 as partial consideration for a finders fee in conjunction with the private placement sale of $.50 units described above. The warrants were valued at $4,545, using the Black-Scholes option pricing model. In 1999, the exercise price of the warrants was reduced to $.15 per share and the expiration date was extended to October 31, 2000. There was no financial impact from the extension of the warrants.

     At December 31, 1999 the status of outstanding warrants is as follows:

                Issue               Shares         Exercise       Expiration
                 Date             Exercisable        Price          Date
                -----             -----------      --------       ----------

          October 31, 1997        1,000,000           $.15     October 31, 2000
          October 31, 1997          180,000           $.15     October 31, 2000

     At December 31, 1999 the per share weighted-average grant date fair value and per share weighted average exercise price of outstanding warrants granted during 1997 are $.01 and $.15, respectively.

     STOCK OPTION PLAN

     In July  1997 the  Company  adopted  its 1997  Statutory  and  Nonstatutory
     Incentive  Stock  Option  Plan (the  Plan)  allowing  for the  issuance  of incentive  stock  options  and  nonstatutory  stock  options to purchase an aggregate 1,000,000 shares of common stock to directors, officers, employees and consultants of the Company. The Plan is administered by the Board of Directors.

     The Plan provides that incentive stock options be granted at an exercise price equal to the fair market value of the common shares of the Company on the date of the grant and must be at least 110% of fair market value when granted to a 10% or more shareholder. The exercise term of all stock options granted under the Plan may not exceed ten years, and no later than three months after termination of employment, except the term of incentive stock options granted to a 10% or more shareholder which may not exceed five years.

                                 FAN ENERGY INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                     Years ended December 31, 1998 and 1999


NOTE 5 - STOCKHOLDERS' EQUITY (CONTINUED)


     The status of outstanding options granted pursuant to the 1997 Plan was as follows:

                                                               Weighted    Weighted
                                                                Average     Average
                                                   Number of   Exercise       Fair     Exercise
                                                    Shares       Price       Value      Price
                                                   ---------   --------    --------    --------
          Options Outstanding - January 1, 1998
          (680,000 exercisable)                     810,000    $  .33       $  .20
          Granted                                   100,000    $  .50           --      $  .50
                                                   --------
          Options Outstanding - December 31, 1998
          (860,000 exercisable)                     910,000    $  .35       $  .18
          Granted                                      --          --           --
                                                   --------
          Options Outstanding - December 31, 1999
          (910,000 exercisable)                     910,000    $  .35       $  .18      $.20-$.50
                                                   ========

     The weighted average remaining contractual life of options outstanding at December 31, 1999 was 7.7 years.

     The Company has adopted the disclosure-only provisions of SFAS No. 123. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share for 1998 and 1999 would have changed as follows:

                                                                      1998            1999
     Net (loss) applicable to common stockholders - as reported  $(1,456,553)     $(435,547)
                                                                   =========        =======
     Net (loss) applicable to common stockholders - pro forma     (1,461,206)      (435,547)
                                                                   =========        =======

     (Loss) per share - as reported                                     (.17)          (.04)
                                                                         ===            ===
     (Loss) per share - pro forma                                       (.17)          (.04)
                                                                         ===            ===

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants made in 1997 and 1998: dividend yield of 0%; expected volatility of 0%; discount rate of 5.25%; and expected life of 10 years.

     At December 31, 1999 the number of options exercisable was 910,000 and the weighted average exercise price of these options was $.35.

     In 1997, the Company recognized as compensation expense $100,500 for 670,000 options issued October 30, 1997 to Officers/Directors, pursuant to APB No. 25, and $2,332 for 10,000 options issued to non-employees, pursuant to SFAS No. 123. Those options were issued at an exercise price of $.15 per share less than the then private placement cost of common stock.

                                 FAN ENERGY INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                     Years ended December 31, 1998 and 1999


NOTE 5 - STOCKHOLDERS' EQUITY (CONTINUED)

     STOCK SPLIT

     Effective January 1, 1997 the Company effected a 10-into-1 reverse stock split. The Company did not change the authorized number of common shares or par value of the common stock. All information in these notes and the accompanying financial statements gives retroactive effect to the 10-into-1 reverse stock split.

NOTE 6 - RELATED PARTY TRANSACTIONS

     In 1998 and 1999 the Company incurred expenses of an aggregate $48,000 for each year to entities controlled by Officers/Directors of the Company for office space and administrative services in Scottsdale, Arizona ($24,000 - 1998 and $24,000 - 1999) and Denver, Colorado ($24,000 - 1998 and $24,000 -
     1999), at the rate of $2,000 per month.

     In November 1997, the Company entered into a one-year agreement with its Secretary/Treasurer to provide financial and other services to the Company for $2,500 per month. During 1998, the Secretary/Treasurer was paid $30,000 under the agreement, which was converted to a month to month basis. During 1999, the Company paid the Secretary/Treasurer $7,500 for services and issued 100,000 shares of common stock valued at $22,500 ($.225 per share).

     In 1998, the Company acquired a 20% working interest in certain undeveloped oil and gas properties for $131,000 from an entity controlled by the chief operating officer/director of the Company. (See Note 3)

     Effective December 31, 1999, an officer/director forgave $22,000 owed by the Company to an entity controlled by him, which amount was charged to additional paid in capital. Additionally in 1999, the Company issued 99,788 shares of common stock (valued at $.225 per share) in settlement of $22,452 owed to an entity controlled by an officer/director. Accounts payable at December 31, 1999 includes $20,500 due to an officer/director for non-interest bearing cash advances made to the Company.

     An officer/director of the Company personally guaranteed a line of credit with a commercial bank (see Note 4).

NOTE 7 - SEGMENT REPORTING

     In June 1997, SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" was issued, which amends the requirements for a public enterprise to report financial and descriptive information about its reportable operating segments. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available that is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company has adopted SFAS No. 131 for the year ended December 31, 1998.

                                 FAN ENERGY INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                     Years ended December 31, 1998 and 1999


NOTE 7 - SEGMENT REPORTING

     The Company has one reportable segment, oil and gas producing activities. The Company has concentrated its oil and gas exploration and development activities in the western United States, primarily in California and Wyoming. All activities in this segment have been with industry partners.

     The Company earned revenue from its oil and gas activities of $0 and $152,832 for the years ended December 31, 1998 and 1999, respectively. The Company's total assets of $385,026 at December 31, 1999 and operating expenses of $1,456,553 and $588,379 for the years ended December 31, 1998 and 1999, respectively, are attributable to this segment.

NOTE 8 - FINANCIAL INSTRUMENTS

     FAIR VALUE

     The fair values of cash, accounts receivable, accounts payable and short-term debt approximate their carrying values due to the short-term nature of these financial instruments.

     CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash. The Company maintains cash accounts at one financial institution. The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts.

                                             FAN ENERGY INC.
                                      (A DEVELOPMENT STAGE COMPANY)
                                              BALANCE SHEETS


                                                               December 31,               March 31,
                                                                   1999                      2000
                                                               ------------               ---------
                                                                                         (Unaudited)
                                       ASSETS
CURRENT ASSETS
  Cash ....................................................   $    11,290               $    29,877
  Accounts receivable .....................................        46,147                    28,301
                                                              -----------               -----------

     Total Current Assets .................................        57,437                    58,178

OIL AND GAS PROPERTIES, net ...............................       327,589                   290,739
                                                              -----------               -----------

                                                              $   385,026               $   348,917
                                                              ===========               ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable - trade ................................   $     8,397               $    13,541
                   - related ..............................        20,500                    20,500
  Note payable - bank .....................................        20,000                      --
                                                              -----------               -----------

     Total Current Liabilities ............................        48,897                    34,041
                                                              -----------               -----------

STOCKHOLDERS' EQUITY
  Preferred Stock, $.01 par value
     Authorized - 5,000,000 shares
     Issued - none ........................................          --                        --
Common Stock, $.001 par value
     Authorized - 95,000,000 shares
     Issued and outstanding - 9,451,492 shares ............         9,452                     9,452
Additional paid-in capital ................................     2,317,509                 2,317,509
Deficit accumulated during the developmental stage ........    (2,091,332)               (2,112,585)
Additional paid-in capital stock options ..................       100,500                   100,500
                                                              -----------               -----------
                                                                  336,129                   314,876
                                                              -----------               -----------

                                                              $   385,026               $   348,917
                                                              ===========               ===========

                See accompanying notes to financial statements.

                                             FAN ENERGY INC.
                                      (A DEVELOPMENT STAGE COMPANY)
                                         STATEMENTS OF OPERATIONS

                                                                              Three Months Ended                        Cumulative
                                                                                     March 31,                         Amounts from
                                                                            --------------------                     Jan. 1, 1997 to
                                                                                  1999                  2000          March 31, 2000
                                                                                  ----                  ----         ---------------
REVENUES
     Oil and gas production ......................................         $     20,662          $     41,370          $    194,202
                                                                            -----------           -----------           -----------
OPERATING EXPENSES
     Lease operating expenses ....................................                1,208                 1,650                33,281
     Depreciation, depletion and amortization ....................               21,410                45,196               170,134
     General and administrative ..................................               41,399                15,501               537,010
     Impairment of oil and gas properties ........................                 --                    --               1,557,702
     Interest ....................................................                 --                     276                 8,660
                                                                            -----------           -----------           -----------

                                                                                 64,017                62,623             2,306,787
                                                                            -----------           -----------           -----------

NET (LOSS) .......................................................         $    (43,355)         $    (21,253)         $ (2,112,585)
                                                                            ===========           ===========           ===========
NET (LOSS) PER COMMON SHARE -
     Basic and Diluted ...........................................         $      (.004)         $      (.002)         $       (.28)
                                                                            ===========           ===========           ===========
WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING -
     Basic and Diluted ...........................................           10,051,704             9,451,492             7,431,318
                                                                            ===========           ===========           ===========








                See accompanying notes to financial statements.

                                                  FAN ENERGY INC.
                                           (A Development Stage Company)
                                         STATEMENT OF STOCKHOLDERS' EQUITY
                                         Three Months Ended March 31, 2000

                                                                                             Common Stock           Additional
                                                                                         --------------------         Paid-In
                                                                                         Shares          Amount       Capital
                                                                                         ------          ------       -------
Balance, January 1, 2000 ..........................................................   9,451,492    $     9,452    $ 2,317,509

Net (Loss) ........................................................................       --              --            --
                                                                                    -----------    -----------    -----------
Balance, March 31, 2000 ........................................................... $ 9,451,492    $     9,452    $ 2,317,509
                                                                                    ===========    ===========    ===========

                                                                                        Deficit      Additional
                                                                                      Accumulated      Paid-In
                                                                                       During the      Capital
                                                                                      Development       Stock
                                                                                         Stage         Options
                                                                                      -----------    ----------
Balance, January 1, 2000 .......................................................... $(2,091,332)   $   100,500

Net (Loss) ........................................................................     (21,253)          --
                                                                                    -----------    -----------
Balance, March 31, 2000 ........................................................... $(2,112,585)   $   100,500
                                                                                    ===========    ===========


                See accompanying notes to financial statements.


                                      FAN ENERGY INC.
                               (A DEVELOPMENT STAGE COMPANY)
                                 STATEMENTS OF CASH FLOWS


                                                                                       Three Months Ended               Cumulative
                                                                                            March 31,                  Amounts from
                                                                                    -------------------------        Jan. 1, 1997 to
                                                                                    1999                 2000         March 31, 2000
                                                                                    ----                 ----
CASH FLOWS FROM OPERATNG ACTIVITIES

     Net (loss) .....................................................         $   (43,355)         $   (21,253)         $(2,112,585)
     Adjustments to reconcile net (loss) to net cash
        provided (used) by operating activities
     Depreciation, depletion and amortization .......................              21,410               45,196              170,134
     Impairment of oil and gas properties ...........................                --                   --              1,557,702
     Stock options ..................................................                --                   --                102,832
     Stock for services and payables ................................                --                   --                137,953
     Forgiveness of payables by officer/director ....................                --                   --                 22,000
     Changes in assets and liabilities

        Increase in accounts payable ................................              48,673                5,144               34,041
        Decrease (increase) in accounts receivable ..................             (19,454)              17,846              (28,301)
                                                                              -----------          -----------          -----------

     Net Cash Provided (Used) by Operating Activities ...............               7,274               46,933             (116,224)
                                                                              -----------          -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES

     Cash paid for oil and gas properties ...........................                --                 (8,346)          (1,718,575)
                                                                              -----------          -----------          -----------

     Net Cash (Used) in Investing Activities ........................                --                 (8,346)          (1,718,575)
                                                                              -----------          -----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from exercise of common stock warrants ................                --                   --                413,000
     Proceeds from sale of common stock .............................                --                   --              1,500,000
     Cash paid for offering costs ...................................                --                   --                (48,324)
     Proceeds from short term borrowings ............................                --                   --                 90,000
     Repayment of short term borrowings .............................                --                (20,000)             (90,000)
                                                                              -----------          -----------          -----------

     Net Cash (Used) Provided by Financing Activities ...............                --                (20,000)           1,864,676
                                                                              -----------          -----------          -----------

NET (DECREASE) INCREASE IN CASH .....................................               7,274               18,587               29,877

CASH, BEGINNING OF PERIODS ..........................................              15,875               11,290                 --
                                                                              -----------          -----------          -----------

CASH, END OF PERIODS ................................................         $    23,149          $    29,877          $    29,877
                                                                              ===========          ===========          ===========


                See accompanying notes to financial statements.

                                 FAN ENERGY INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                       THREE MONTHS ENDED MARCH 31, 2000


     The unaudited financial statements included herein were prepared from the records of the Company in accordance with Generally Accepted Accounting Principles and reflect all adjustments which are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position for the interim periods. Such financial statements generally conform to the presentation reflected in the Company's Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 31, 1999. The current interim period reported herein should be read in conjunction with the Company's Form 10-KSB subject to independent audit at the end of the year.

     The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

--------------------------------------------------------------------------------




         No person has been authorized to give any information or to make any representation in connection with the offering being made hereby not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to the date hereof.




                                                      -------------------------








         Until ____________, 2000 (90 days from the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





                                 FAN ENERGY INC.






                              A minimum of 400,000
                          up to a maximum of 3,000,000
                             Shares of Common Stock




                                  -------------

                                   Prospectus
                                  -------------











                                  _______, 2000



--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Article TWELFTH of the Registrant's Restated Articles of Incorporation provides that no director or officer of the Registrant shall be personally liable to the Registrant or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except that such provision will not eliminate or limit the liability of a director or officer for any act or omission which involves intentional misconduct, fraud or a knowing violation of law or for the payment of any dividend in violation of Section 78.300 of the Nevada Revised Statutes.

     Section 78.751 of the Nevada Revised Statutes permits the Registrant to indemnify its directors, officers, employees and agents if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, the corporation must provide indemnification against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Article TWELFTH of the Registrant's Restated Articles of Incorporation provides as follows:

               TWELFTH: The corporation shall, to the fullest extent permitted by Nevada law as in effect from time to time, indemnify any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, he is or was serving at the request of the corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent and under the circumstances permitted by Nevada law. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person;'s position, whether or not the corporation would have the power to indemnify against such liability under the provisions of this Section TWELFTH. The indemnification provided by this Section TWELFTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, and shall inure to the benefit of their heirs, executors and administrators. The provisions of this Section TWELFTH shall not be deemed to preclude the corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application.


     Article VI, Section 1 of the Registrant's Bylaws provides that the Registrant shall provide indemnification to Registrant's officers, directors and employees to the fullest extent permitted under the Nevada General Corporation Law.

Item 25.  Other Expenses of Issuance and Distribution.

     Expenses (none of which will be paid or reimbursed by the Selling Stockholders to the Registrant) payable in connection with the issuance and distribution of the securities being registered hereby are as follows:

     Securities and Exchange Commission Registration Fee ......  previously paid
     NASD Fees ................................................         none*
     Accounting Fees and Expenses .............................        5,000*
     Legal Fees and Expenses ..................................        5,000*
     Printing, Freight and Engraving ..........................        1,000*
     Escrow Fees ..............................................        2,000*
     Miscellaneous ............................................        2,000*
                                                                      ------
       Total ..................................................      $15,000*

---------------------

     *Estimated.

Item 26.  Recent Sales of Unregistered Securities.

     The following is information with respect to all unregistered securities sold by the Registrant within the past three years.:

     (a) On December 15, 1996 the Registrant issued 636,700 shares of common stock, valued at $6,367 to an officer and director of the Registrant in satisfaction of an obligation owed by the Registrant to the officer for expenses of $6,367 advanced on behalf of the Registrant by such person. The issuance of the shares was exempt from registration under Section 4(2) of the Securities Act, as the person to whom the shares were issued, the President and a director of the Registrant, had full knowledge of the business and affairs of the Registrant, certificates representing the shares were marked with a restrictive legend and the shares were taken for investment.

     (b) On June 2, 1997 the Registrant issued 2,500,000 shares of its common stock and 2,500,000 stock purchase warrants to eight non-U.S. citizens for $500,000 in a private transaction. Each of the warrants entitles the holder to purchase one additional share of common stock of the Registrant at an exercise price of $0.20 per share on or before June 2, 1998. No underwriter was involved in the transaction and there were no underwriting discounts or commissions. The issuance of the securities was exempt from registration under Rule 504 adopted under Regulation D of the Securities Act. Form D was filed by the Registrant.

     (c) On August 29, 1997 the Registrant issued 2,250,000 shares of its common stock to George H. Fancher Jr. in connection with the acquisition by the Registrant of oil and gas properties. Upon issuance of the shares, certificates representing the shares were delivered to an escrow agent pending completion of the acquisition transaction. The acquisition transaction was completed on or about November 11, 1997 at which time the shares were delivered to Mr. Fancher. In the transaction, the Registrant received an assignment of Mr. Fancher's undivided interest in two natural gas exploration and development prospects located in the southern part of the Sacramento Basin in California. The Registrant paid $907,951 in cash and issued the 2,250,000 shares of common stock, valued at $300,000, for the properties. The total of the cash and the stock is intended to be equal to Mr. Fancher' s cost in acquiring and developing the property prior to transfer to the Registrant. No underwriter was involved in the transaction. The issuance of the securities to Mr. Fancher was exempt under
Section 4(2) of the Securities Act. Mr. Fancher acquired the securities for investment, certificates representing the securities were marked with a restrictive legend and stop transfer instructions were placed with the Registrant's stock transfer agent.

     (d) On September 15, 1997 the Registrant issued 250,000 shares of its common stock to six persons for services valued by the Registrant at $50,000. Of the six persons, one is a Canadian attorney who received 25,000 shares for service as a director of the Registrant and for preparation of documentation for the Registrant in connection with the acquisition of oil and gas properties and advise to the officers concerning certain aspects of the acquisition. A second person, also a director at the time of issuance of the shares, was also the Secretary and Treasurer of the Registrant and received 50,000 shares. He provided financial and accounting services to the Registrant and maintained its books and records. Two of the persons, each of whom received 50,000 shares, have substantial experience in the oil and natural gas business and served as consultants to the Registrant in connection with the acquisition of the natural gas exploration properties. They reviewed in detail the geologic and related data available concerning the properties and advised the officers concerning the advisability of the acquisition. A third consultant also received 50,000 shares, and agreed in August 1997 to become a director of the Registrant at the time that the acquisition of the oil and gas properties was completed, he assisted the Registrant to prepare and document its financing and exploration plan and to evaluate and budget the plan of development of the natural gas exploration properties. Of the three consultants, two became directors in November 1997 and the third agreed to provide ongoing consulting services to the Registrant. The sixth person, who received 25,000 shares, is an employee of a business owned by the President of the Registrant and an administrative assistant to the President. This person provided office, administrative and stenographic services to the Registrant. Each of the persons to whom the shares were issued had full knowledge of the business and affairs of the Registrant, each signed a written investment letter which acknowledged thc receipt of information concerning the Registrant and each agreed to hold the shares issued for investment purposes, the certificates representing the shares each bear a restrictive legend and stop transfer instructions were entered with the Registrant's stock transfer agent. No underwriter was involved in the transactions. Based on the foregoing facts, the issuance of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 adopted thereunder.

     (e) On October 31, 1997 the Registrant issued 2,000,000 shares of its common stock and warrants to purchase 1,000,000 shares of common stock to 10 non-U.S. citizens for $1,000,000. Each of the warrants entitles the holder to purchase one additional share of common stock at an exercise price of $0.60 per share on or before October 31, 1998. The Registrant issued cash finder's fees totaling $45,000 and issued warrants entitling the holders to purchase up to 180,000 shares of common stock at $0.50 per share to three nonaffiliated, non-U.S. citizen finders in connection with the transaction. The Registrant's President, William E. Grafham, participated in the private placement and purchased 200,000 shares and 100,000 warrants for $100,000. The issuance of the securities was exempt from registration pursuant to Regulation S adopted under the Securities Act. Each of the purchasers agreed that no sale of any of the securities would be made to any U.S. Person, as defined in Regulation S. except in compliance with the Securities Act.

     (f) In September 1998, the Registrant issued 2,065,000 shares of its common stock to eight persons upon exercise of outstanding warrants originally issued June 2, 1997 (see Item 26(b) above). The warrants were exercised at $0.20 per share for total proceeds of $413,000. 435,000 unexercised warrants expired at the end of August 1998. No underwriter was involved in the transaction and there were no underwriting discounts or commissions. The issuance of the securities was exempt from registration under Section 4(2) of the Securities Act. Each of the persons exercising warrants acquired the securities for investment, certificates representing the securities were marked with a restrictive legend and stop transfer instructions were placed with the Registrant's stock transfer agent.

     (g) Effective July 1,1998, the Registrant issued 215,000 shares of its common stock to four officers and directors of the Registrant in consideration for services, valued at $43,000, provided to the Registrant through June 30, 1998. No underwriter was involved in the transaction. The issuance of securities to the individuals were exempt under Section 4(2) of the Securities Act. Mr. Fancher acquired the securities for investment, certificates representing the securities were marked with a restrictive legend and stop transfer instructions were placed with the Registrant's stock transfer agent.

     (h) Effective December 31, 1999, the Registrant issued 99,788 shares of its common stock to William E. Grafham, President, as payment for $22,452 of rent and administrative services provided to Registrant in 1999. Registrant also issued 100,000 shares to Albert A. Golusin, Secretary, for $22,500 in consulting services provided to Registrant in 1999. No underwriter was involved in the two transactions. Both persons had full information about the business and affairs of the Registrant as a result of their positions as officers. The issuance of the securities was exempt from registration under Section 4(2) of the Securities

Act. Each of the persons exercising warrants acquired the securities for investment, certificates representing the securities were marked with a restrictive legend and stop transfer instructions were placed with the Registrant's stock transfer agent.

Item 27.  Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement.

Exhibit No.    Description and Method of Filing
-----------    --------------------------------

  (3.1) Restated Articles of Incorporation of Eastern Star Mining, Inc., as filed with the Nevada Secretary of State February 7, 1997.*

  (3.2) Certificate of Amendment of Articles of Incorporation of Eastern Star Mining, Inc., as filed with the Nevada Secretary of State May 19, 1997.*

  (3.3) Certificate of Amendment of Articles of Incorporation of Eastern Star Mining, Inc., as filed with the Nevada Secretary of State May 28, 1997.*

  (3.4) Certificate of Amendment of Articles of Incorporation of Eastern Star Holdings, Inc., as filed with the Nevada Secretary of State December 10, 1997.*

  (3.5)        Bylaws of Registrant adopted December 31, 1997.*

  (4.1)        Form of Amended Fund Escrow Agreement.*

  (4.2)        Form of Subscription Agreement.*

  (5.0)        Legality opinion of Alan W. Peryam dated May 18, 2000.

  (10.1) Letter Agreement dated August 27, 1997 between Registrant and George H. Fancher Jr. d/b/a Fancher Oil Company.*

  (10.2) Agreement With Arizona Corporate Management, Inc. dated November 1, 1998.*

  (10.3)       1997 Incentive and Nonstatutory Stock Option Plan. *

  (10.4) Letter regarding conflicts of interest dated March 6, 1998 between Registrant and George H. Fancher Jr.*

  (10.5) Form of Subscription Agreement for certain officers and consultants.*

  (10.6)       Agreement with Albert Golusin.*

  (10.7)       Form of Lockup Agreement for Selling Securityholders.*

  (10.8)       Participation Agreement dated October 1, 1998 with Fancher Oil
               LLC.(1)

  (10.9)       Agreement dated May 6, 1999 with George H. Fancher Jr.*

  (10.10)      Indemnification Agreement with George H. Fancher Jr.(2)

  (10.11)      Warrant Agency Agreement.(3)

  (23)         Consent of Wheeler Wasoff, P.C., Independent Certified Public
               Accountants.

  (23.1)       Consent of Alan W. Peryam, LLC.

------------------

         *Incorporated by reference to Registration No. 333-47699.
         (1) Incorporated by reference to Exhibit 10.7 to Registrant's Annual Report on Frm 10- KSB for the fiscal year ended December 31, 1998.
         (2) Incorporated by reference to Exhibit 10.8 to Registrant's Annual Report on Frm 10- KSB for the fiscal year ended December 31, 1999.

         (3) Incorporated by reference to Exhibit 10.11 to Registrant's Post-Effective Amendment No. 2 to Form SB-2 No. 333-47699, filed May 8, 2000. Item 28. Undertakings.

     The undersigned Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, in the City and County of Denver, State of Colorado on May 18, 2000.

                          FAN ENERGY INC.


                          By /s/ George H. Fancher Jr.*
                             ---------------------------------------------------
                             William E. Grafham, Chief Executive Officer


                          By /s/ George H. Fancher Jr.
                             ---------------------------------------------------
                             George H. Fancher Jr., Principal Financial Officer


                          By /s/ George H. Fancher Jr.*
                             ---------------------------------------------------
                             Albert A. Golusin, Principal Accounting Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


Signature                              Title               Date
---------                              -----               ----

                                       Director            May 18, 2000
----------------------------------
William E. Grafham*

/s/ George H. Fancher Jr.              Director            May 18, 2000
----------------------------------
George H. Fancher Jr.

                                       Director            May 18, 2000
----------------------------------
Jeffrey J. Scott*
*By

/s/ George H. Fancher Jr.                                  May 18, 2000
----------------------------------
George H. Fancher Jr.
Attorney-in-Fact

            As Filed with the Securities and Exchange Commission on May 19, 2000
                                                      Registration No. 333-36516

--------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549






                                 Amendment No. 1

                                    Form SB-2



                             Registration Statement
                                      Under
                           The Securities Act of 1933





                                 FAN ENERGY INC.





                                    EXHIBITS



--------------------------------------------------------------------------------

                                  EXHIBIT INDEX


Exhibit No.    Description and Method of Filing                                   Page No.
-----------    --------------------------------                                   -------

(3.1)         Restated Articles of Incorporation of Eastern Star Mining, Inc.,       N/A
               as filed with the Nevada Secretary of State February 7, 1997.*

(3.2)          Certificate of Amendment of Articles of Incorporation of Eastern      N/A
               Star Mining, Inc., as filed with the Nevada Secretary of State
               May 19, 1997.*

(3.3)          Certificate of Amendment of Articles of Incorporation of Eastern      N/A
               Star Mining, Inc., as filed with the Nevada Secretary of State
               May 28, 1997.*

(3.4)          Certificate of Amendment of Articles of Incorporation of Eastern      N/A
               Star Holdings, Inc., as filed with the Nevada Secretary of State
               December 10, 1997.*

(3.5)          Bylaws of Registrant adopted December 31, 1997.*                      N/A

(4.1)          Form of Amended Fund Escrow Agreement.*                               N/A

(4.2)          Form of Subscription Agreement.*                                      N/A

(5.0)          Legality opinion of Alan W. Peryam dated May 18, 2000.

(10.1)         Letter Agreement dated August 27, 1997 between Registrant and         N/A
               George H. Fancher Jr. d/b/a Fancher Oil Company.*

(10.2)         Agreement With Arizona Corporate Management, Inc. dated November      N/A
               1, 1998.*

(10.3)         1997 Incentive and Nonstatutory Stock Option Plan. *                  N/A

(10.4)         Letter regarding conflicts of interest dated March 6, 1998            N/A
               between Registrant and George H. Fancher Jr.*

(10.5)         Form of Subscription Agreement for certain officers and               N/A
               consultants.*

(10.6)         Agreement with Albert Golusin.*                                       N/A

(10.7)         Form of Lockup Agreement for Selling Securityholders.*                N/A

(10.8)         Participation Agreement dated October 1, 1998 with Fancher Oil        N/A
               LLC.(1)

(10.9)         Agreement dated May 6, 1999 with George H. Fancher Jr.*               N/A

(10.10)        Indemnification Agreement with George H. Fancher Jr.(2)               N/A

(10.11)        Warrant Agency Agreement(3)                                          N/A

(23)           Consent of Wheeler Wasoff, P.C., Independent Certified Public
               Accountants.

(23.1)         Consent of Alan W. Peryam, LLC.

(24)           Power of Attorney.*                                                   N/A

------------------

     *Previously filed
     (1) Incorporated by reference to Exhibit 10.7 to Registrant's Annual Report on Frm 10-KSB for the fiscal year ended December 31, 1998.
     (2) Incorporated by reference to Exhibit 10.8 to Registrant's Annual Report on Frm 10-KSB for the fiscal year ended December 31, 1999.
     (3) Incorporated by reference to Exhibit 10.11 to Registrant's Post-Effective Amendment No. 2 to Form SB-2 No. 333-47699, filed May 8, 2000.